                      OPPENHEIMER CALIFORNIA MUNICIPAL FUND

                   6803 South Tucson Way, Englewood, CO 80112

              Notice Of Special Meeting Of Shareholders To Be Held

                                 August 5, 2002

To The Shareholders of Oppenheimer California Municipal Fund:

Notice  is  hereby  given  that  a  Special  Meeting  of the  Shareholders  (the
"Meeting") of Oppenheimer California Municipal Fund (the "Fund") will be held at
6803 South Tucson Way, Englewood,  Colorado,  80112, at 1:00 P.M. Mountain time, on August 5, 2002.

During  the  Meeting,  shareholders  of the  Fund  will  vote  on the  following proposals and sub-proposals:

1.   To elect a Board of Trustees;

2.   To approve the elimination or amendment of certain  fundamental  investment policies of the Fund;

3.   To authorize the Trustees to adopt an Amended and Restated  Declaration  of
     Trust; and

4.   To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders  of record at the close of business on April 22, 2002 are  entitled to vote at the meeting. The proposals and sub-proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person,  how you wish your shares to be voted. The Board of Trustees of the Fund  recommends  a vote to elect each of the  nominees as Trustee and in favor of each proposal.  WE URGE YOU TO MARK,  SIGN,  DATE AND MAIL THE ENCLOSED
PROXY PROMPTLY.

By Order of the Board of Trustees,

Robert G. Zack, Secretary
June 10, 2002

                    PLEASE RETURN YOUR PROXY BALLOT PROMPTLY.
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

790

                                                           TABLE OF CONTENTS

Proxy Statement                                                                                  Page

Questions and Answers                                                                                        ii - iii

Proposal 1:       To Elect a Board of Trustees                                                               2

Introduction to Proposal 2                                                                                   10

Proposal 2:       To approve the elimination or amendment of certain fundamental                             11
                  investment policies of the Fund

Proposal 3:       To authorize the Trustees to adopt an Amended and Restated Declaration                     17
                  of Trust

Information About the Fund                                                                                   19

Further Information About Voting and the Meeting                                                             21

Other Matters                                                                                                24

EXHIBIT A:        Amended and Restated Declaration of Trust                                                  A-1

                                                 OPPENHEIMER CALIFORNIA MUNICIPAL FUND

PROXY STATEMENT QUESTIONS AND ANSWERS

Q.   Who is Asking for My Vote?

A.   The Trustees of  Oppenheimer  California  Municipal  Fund (the "Fund") have asked  that  you  vote  on  several  matters  at  the  Special  Meeting  of
     Shareholders to be held on August 5, 2002.

Q.   Who is Eligible to Vote?

A.   Shareholders  of  record  at the close of  business  on April 22,  2002 are entitled  to  vote  at the  Meeting  or  any  adjournment  of the  Meeting.
     Shareholders are entitled to cast one vote per share (and a fractional vote for a fractional  share) for each matter  presented  at the Meeting.  It is expected that the Notice of Meeting,  proxy ballot and proxy statement will be mailed to shareholders of record on or about June 10, 2002.

Q.   On What Matters Am I Being Asked to Vote?

A.   You are being asked to vote on the following proposals:

1.   To elect a Board of Trustees;

2.   To approve the elimination or amendment of certain  fundamental  investment policies of the Fund; and

3.   To authorize the Trustees to adopt an Amended and Restated  Declaration  of
     Trust.

Q.   How do the Trustees Recommend that I Vote?

A.   The Trustees recommend that you vote:

1.   FOR election of all nominees as Trustees;

2.   FOR  the  elimination  or  amendment  of  each  of the  Fund's  fundamental investment  policies proposed to be eliminated or amended,  as the case may be; and

3.   FOR  authorization  of the  Trustees  to  adopt  an  Amended  and  Restated
     Declaration of Trust.

Q.   What  are  the  reasons  for the  proposed  changes  to some of the  Fund's fundamental investment policies?

A.   Some of the Fund's  current  policies  reflect  regulations  that no longer apply to the Fund. In other cases,  the Fund's  policies are more stringent than  current  regulations  require.  The  Fund's  Trustees  and the Fund's investment  advisor,  OppenheimerFunds,  Inc.,  believe  that the  proposed changes to the Fund's  investment  policies  will benefit  shareholders  by allowing the Fund to adapt to future changes in the investment  environment
     and  increase  the  Fund's   ability  to  take   advantage  of   investment
     opportunities.

Q.   How Can I Vote?

A.       You can vote in three (3) different ways:

o        By mail, with the enclosed ballot
o        In person at the Meeting (if you are a record owner)
o        By telephone (please see the insert for instructions)

     Voting by telephone is convenient and can help reduce the Fund's  expenses.
     Whichever method you choose,  please take the time to read the full text of the proxy statement before you vote.

     Please be advised  that the  deadline  for voting by telephone is 3:00 p.m.
     (EST) on the last business day before the Meeting.

Q.   How Will My Vote Be Recorded?

A.   Proxy ballots that are properly  signed,  dated and received at or prior to the Meeting, or any adjournment thereof, will be voted as specified. If you specify  a vote  for any of the  proposals,  your  proxy  will be  voted as indicated. If you sign and date the proxy ballot, but do not specify a vote for one or more of the proposals, your shares will be voted in favor of the
     Trustees  recommendations.  Telephonic votes will be recorded  according to the telephone voting procedures described in the "Further Information About
     Voting and the Meeting" section below.

Q.   How Can I Revoke My Proxy?

A.   You may revoke  your proxy at any time before it is voted by  forwarding  a written  revocation  or a  later-dated  proxy  ballot  to the Fund  that is received at or prior to the  Meeting,  or any  adjournment  thereof,  or by attending the Meeting,  or any adjournment  thereof,  and voting in person.
     Please be advised that the deadline for revoking your proxy by telephone is
     3:00 p.m.  (EST) on the last  business  day before the Meeting if you are a record owner.

Q.   How Can I Get More Information About the Fund?

     Copies of the Fund's  annual  report  dated July 31,  2001 and  semi-annual report dated January 31, 2002 have previously been mailed to  Shareholders.
     If you would  like to have  copies of the  Fund's  most  recent  annual and semi-annual reports sent to you free of charge, please call us toll-free at
     1.800.525.7048,  write to the Fund at OppenheimerFunds  Services,  P.O. Box
     5270, Denver Colorado  80217-5270 or visit the Oppenheimer funds website at
     www.oppenheimerfunds.com.

Q.   Whom Do I Call If I Have Questions?

A.   Please call us at 1.800.525.7048

     The  proxy  statement  is  designed  to  furnish   shareholders   with  the
     information  necessary to vote on the matters coming before the Meeting. If you have any questions, please call us at 1.800.525.7048.

                      OPPENHEIMER CALIFORNIA MUNICIPAL FUND

                                 PROXY STATEMENT

                         Special Meeting of Shareholders
                            To Be Held August 5, 2002

     This statement is furnished to the  shareholders of Oppenheimer  California
Municipal Fund (the "Fund") in connection  with the  solicitation  by the Fund's
Board of  Trustees  of proxies to be used at a special  meeting of  shareholders
(the "Meeting") to be held at 6803 South Tucson Way, Englewood, Colorado, 80112, at 1:00 P.M. Mountain time, on August 5, 2002, or any adjournments  thereof.  It is expected  that the mailing of this Proxy  Statement  will be made on or about
June 10, 2002.

                                                         SUMMARY OF PROPOSALS

------- ------------------------------------------------------------------------ -----------------------------------
        Proposal                                                                 Shareholders Voting
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
1.      To Elect a Board of Trustees                                             All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
2.      To  approve  the  elimination  or  amendment  of  certain   fundamental
        investment policies for the Fund
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        A. Purchasing Securities on Margin                                       All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        B. Making Short Sales                                                    All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        C. Purchasing Real Estate                                                All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        D. Purchasing  Securities of Issuers in which Officers or Trustees have
        an Interest                                                              All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        E. Industry Concentration                                                All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        F. Investing in Other Investment Companies                               All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        G. Borrowing                                                             All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        H. Pledging, Mortgaging and Hypothecating of Assets                      All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        I. Lending                                                               All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
3.      To Authorize the Trustees to adopt an Amended and Restated  Declaration
        of Trust                                                                 All
------- ------------------------------------------------------------------------ -----------------------------------

                        PROPOSAL 1: ELECTION OF TRUSTEES

     At the Meeting,  eleven (11)  Trustees are to be elected.  If elected,  the
Trustees  will serve  indefinite  terms until a special  shareholder  meeting is called for the purpose of voting for Trustees and/or until their  successors are properly elected and qualified.  The persons named as  attorneys-in-fact  in the enclosed proxy have advised the Fund that,  unless a proxy ballot instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly  executed  proxies  will be voted for the  election of the  nominees named below.

     As a Massachusetts  business  trust,  the Fund is not required and does not intend to hold annual shareholder meetings for the purpose of electing Trustees.
As a result, if elected, the Trustees will hold office until the next meeting of shareholders  called for the purpose of  electing  Trustees  and/or  until their successors  are duly elected and shall have  qualified.  If a nominee  should be unable  to  accept  election,  serve  his or her term or  resign,  the  Board of
Trustees  may,  in its  discretion,  select  another  person to fill the  vacant position.

     Although  the  Fund  will  not  normally   hold  annual   meetings  of  its
shareholders,  it may hold  shareholder  meetings from time to time on important matters,  and shareholders  have the right to call a meeting to remove a Trustee or to take other action described in the Fund's  Declaration of Trust.  Also, if at any time,  less than a  majority  of the  trustees  holding  office  has been elected by the  shareholders,  the Trustees  then in office will promptly call a shareholders' meeting for the purpose of electing Trustees.

     Each of the nominees (except for Mr. Murphy)  currently serves as a Trustee of the Fund.  Each of the  nominees  has  consented  to be named as such in this proxy  statement  and to serve as Trustee if elected.  Each of the Trustees also serves as Director or Trustee of other funds in the Oppenheimer family of funds.
The 33 funds in the  Oppenheimer  family of funds based in New York are referred to as "Board I Funds" in this proxy statement.

     The Fund's Trustees and officers,  their positions with the Fund and length of  service in such  positions  and their  principal  occupations  and  business affiliations during the past five years are listed below. Except for Mr. Murphy, each  of the  Trustees  is an  independent  trustee  of the  Fund  ("Independent
Trustee").  If elected, Mr. Murphy will be an "interested trustee" (as that term is defined in the  Investment  Company  Act of 1940,  referred  to in this Proxy
Statement  as the  "1940  Act")  of the  Fund,  because  he is  affiliated  with
OppenheimerFunds,  Inc. (the "Manager") by virtue of his positions as an officer and director of the Manager,  and as a shareholder  of its parent  company.  Mr.
Murphy will be elected as a Trustee of the Fund with the  understanding  that in the event he ceases to be the chief  executive  officer of the Manager,  he will resign  as a trustee  of the Fund and the other  Board I Funds for which he is a trustee or director. All information is as of December 31, 2001.

     Mr. Reynolds has reported he has a controlling interest in The Directorship
Search Group, Inc., a director recruiting firm that provided consulting services to Massachusetts  Mutual Life Insurance Company (which controls the Manager) for fees  aggregating  $100,000 for the calendar  year ended  December 31, 2001,  an amount  representing  less than 5% of the annual  revenues  of The  Directorship
Search Group,  Inc. The Independent  Trustees have  unanimously  (except for Mr.
Reynolds, who abstained) determined that the consulting arrangements between The
Directorship Search Group, Inc. and Massachusetts  Mutual Life Insurance Company
were not material business or professional  relationships  that would compromise
Mr. Reynolds' status as an Independent Trustee. Nonetheless, to assure certainty as to  determinations  of the Board and the  Independent  Trustees as to matters upon which the 1940 Act or the rules  thereunder  require approval by a majority of  Independent  Trustees,  Mr.  Reynolds  will not be counted  for  purposes of determining  whether a quorum of  Independent  Trustees was present or whether a majority of Independent Trustees approved the matter.

     Messrs. Galli and Spiro have had no material business relationship with the
Manager or its affiliates  within the past two years.  However,  within the past five years and before becoming Independent  Trustees,  they had been officers of the Manager and owned shares of its parent company.  In 1997, Mr. Galli sold his remaining  shares  of  the  Manager's  parent  company  for a  cash  payment  of approximately $7,851,200. In 1997, Mr. Spiro sold shares of the Manager's parent company for a cash payment of approximately  $9,814,000. In 1999, Mr. Spiro sold his  remaining  shares of the  Manager's  parent  company for a cash  payment of approximately $9,399,000.

Nominees for Independent Trustees

------------------------- --------------------------------------------------------- --------------- ------------------
Name, Address,1 Age,      Principal Occupation(s) During Past 5 Years / Other        Dollar Range   Aggregate Dollar
                                                                                                     Range of Shares
                                                                                      of Shares       Beneficially
Position(s) Held with                                                                Owned in the     Owned in the
Fund and Length of        Trusteeships/Directorships Held by Nominee / Number of     Fund (as of      Board I Funds
Service (as applicable)2  Portfolios in Fund Complex Overseen by Nominee              12/31/01)     (as of 12/31/01)
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Leon Levy, Chairman of    General Partner of Odyssey Partners, L.P. (investment           $0              None
the Board of Trustees     partnership) (since 1982) and Chairman of the Board of
Trustee since 1959        Avatar Holdings, Inc. (real estate development) (since
Age: 76                   1981). Oversees 31 portfolios in the OppenheimerFunds
                          complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Robert G. Galli,          A Trustee or Director of other Oppenheimer funds.               $0          Over $100,000
Trustee since 1993        Formerly Vice Chairman of the Manager (October 1995 -
Age: 68                   December 1997). Oversees 41 portfolios in the
                          OppenheimerFunds complex.  From January 1997-September
                          1997, Mr. Galli owned shares of the Manager's parent
                          company valued in excess of $60,000.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Phillip A. Griffiths,     The Director of the Institute for Advanced Study,               $0          Over $100,000
Trustee Nominee since     Princeton, N.J. (since 1991), director of GSI Lumonics
1999                      (since 2001) and a member of the National Academy of
Age: 63                   Sciences (since 1979); formerly (in descending
                          chronological order) a director of Bankers Trust
                          Corporation, Provost and Professor of Mathematics at
                          Duke University, a director of Research Triangle
                          Institute, Raleigh, N.C., and a Professor of
                          Mathematics at Harvard University. Oversees 30
                          portfolios in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Benjamin Lipstein,        Professor Emeritus of Marketing, Stern Graduate School          $0          Over $100,000
Trustee since 1974        of Business Administration, New York University.
Age: 78                   Oversees 31 portfolios in the OppenheimerFunds complex..
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Elizabeth B. Moynihan,    Author and architectural historian; a trustee of the            $0            $50,001 -
Trustee since 1992        Freer Gallery of Art and Arthur M. Sackler Gallery
Age: 72                   (Smithsonian Institute), Trustees Council of the
                          National Building Museum; a member of the Trustees                            $100,000
                          Council, Preservation League of New York State.
                          Oversees 31 portfolios in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Kenneth A. Randall,       A director of Dominion Resources, Inc. (electric                $0          Over $100,000
Trustee since 1980        utility holding company) and Prime Retail, Inc. (real
Age: 74                   estate investment trust); formerly a director of
                          Dominion Energy, Inc. (electric power and oil & gas
                          producer), President and Chief Executive Officer of The
                          Conference Board, Inc. (international economic and
                          business research) and a director of Lumbermens Mutual
                          Casualty Company, American Motorists Insurance Company
                          and American Manufacturers Mutual Insurance Company.
                          Oversees 31 portfolios in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Edward V. Regan,          President, Baruch College, CUNY; a director of RBAsset
Trustee since 1993        (real estate manager); a director of OffitBank;
Age: 71                   formerly Trustee, Financial Accounting Foundation (FASB
                          and GASB), Senior Fellow of Jerome Levy Economics
                          Institute, Bard College, Chairman of Municipal                  $0            $50,001 -
                          Assistance Corporation for the City of New York, New                          $100,000
                          York State Comptroller and Trustee of New York State
                          and Local Retirement Fund. Oversees 31 portfolios in
                          the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Russell S. Reynolds,      Chairman of The Directorship Search Group, Inc.
Jr.,                      (corporate governance consulting and executive
Trustee since 1989        recruiting) (since 1993); a life trustee of
Age: 70                   International House (non-profit educational                     $0        $10,001 - $50,000
                          organization), and a trustee of the Greenwich
                          Historical Society (since 1996). Oversees 31 portfolios
                          in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Donald W. Spiro, Vice     Formerly Mr. Spiro held the following positions:
Chairman of the Board     Chairman Emeritus (until August 1999), Chairman
of Trustees,              (November 1987 - January 1991) and a director (January
Trustee since 1985        1969 - August 1999) of the Manager; President and
Age: 76                   Director of OppenheimerFunds Distributor, Inc., a
                          subsidiary of the Manager and the Fund's Distributor            $0          Over $100,000
                          (July 1978 - January 1992). Oversees 31 portfolios in
                          the OppenheimerFunds complex.  From January
                          1997-August1999, Mr. Spiro owned shares of the
                          Manager's parent company valued in excess of $60,000.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Clayton K. Yeutter,       Of Counsel,  Hogan & Hartson (a law firm) (since  1993).        $0        $50,001 -
Trustee since 1991        Other directorships:  Caterpillar, Inc. (since 1993) and
Age: 71                   Weyerhaeuser  Co. (since  1999).  Oversees 31 portfolios                      $100,000
                          in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------

Nominee as Interested Trustee

------------------------ -------------------------------------------------------------- ------------ -------------------
Name, Address,3 Age,     Principal Occupation(s) During Past 5 Years / Other              Dollar      Aggregate Dollar
                                                                                         Range of
                                                                                          Shares      Range of Shares
                                                                                         Owned in     Owned in any of
Position(s) Held with                                                                    the Fund     the Oppenheimer
Fund and Length of       Trusteeships/Directorships Held by Nominee / Number of           (as of        Funds (as of
Service4                 Portfolios in Fund Complex Overseen by Nominee                  12/31/01)   12/31/01)5
------------------------ -------------------------------------------------------------- ------------ -------------------
------------------------ -------------------------------------------------------------- ------------ -------------------
John V. Murphy,          Chairman, Chief Executive Officer and director (since June         $0         Over $100,000
President and Trustee    2001) and President (since September 2000) of the Manager;
Nominee                  President and a director or trustee of other Oppenheimer
Trustee since October    funds; President and a director (since July 2001) of
2001                     Oppenheimer Acquisition Corp., the Manager's parent holding
Age: 52                  company and of Oppenheimer Partnership Holdings, Inc., a
                         holding company subsidiary of the Manager; Director (since
                         November 2001) of OppenheimerFunds Distributor, Inc., a
                         subsidiary of the Manager; Chairman and a director (since
                         July 2001) of Shareholder Services, Inc. and of Shareholder
                         Financial Services, Inc., transfer agent subsidiaries of the
                         Manager; President and a director (since July 2001) of
                         OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director of the following
                         investment advisory subsidiaries of the Manager: OAM
                         Institutional, Inc. and Centennial Asset Management
                         Corporation (since November 2001), HarbourView Asset
                         Management Corporation and OFI Private Investments, Inc.
                         (since July 2001); President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset
                         Management, Inc., an investment advisor subsidiary of the
                         Manager; a director (since November 2001) of Trinity
                         Investment Management Corp. and Tremont Advisers, Inc.,
                         investment advisory affiliates of the Manager; Executive
                         Vice President (since February 1997) of Massachusetts Mutual
                         Life Insurance Company, the Manager's parent company; a
                         director (since June 1995) of DBL Acquisition Corporation;
                         formerly Chief Operating Officer (from September 2000 to
                         June 2001) of the Manager; President and trustee (from
                         November 1999 to November 2001) of MML Series Investment
                         Fund and MassMutual Institutional Funds, open-end investment companies; a director (from September 1999 to August 2000)
                         of C.M. Life Insurance Company; President, Chief Executive
                         Officer and director (from September 1999 to August 2000) of
                         MML Bay State Life Insurance Company; a director (from June
                         1989 to June 1998) of Emerald Isle Bancorp and Hibernia
                         Savings Bank, wholly-owned subsidiary of Emerald Isle
                         Bancorp (from June 1989 to June 1998). Oversees 63
                         portfolios in the OppenheimerFunds complex.
------------------------ -------------------------------------------------------------- ------------ -------------------

B.  Committees of the Board of Trustees.

     The  Board of  Trustees  has  appointed  standing  Audit,  Study  and Proxy
Committees  comprised of  Independent  Trustees  only.  The members of the Audit
Committee are Kenneth Randall (Chairman), Benjamin Lipstein and Edward Regan.

     The Audit  Committee held five meetings during the Fund's fiscal year ended
July 31, 2001.  The Audit  Committee  furnishes  the Board with  recommendations regarding the selection of the independent auditor. Other functions of the Audit
Committee  include,  but are not limited to: (i) reviewing the scope and results of audits and the audit fees  charged;  (ii)  reviewing  reports from the Fund's independent  auditor  regarding the Fund's  internal  accounting  procedures and controls;  and (iii)  establishing a separate line of communication  between the
Fund's independent auditors and its Independent Trustees.

     The members of the Study Committee are Benjamin Lipstein (Chairman), Robert
Galli and Elizabeth Moynihan. The Study Committee held seven meetings during the
Fund's  fiscal  year ended  July 31,  2001.  Among  other  functions,  the Study
Committee  evaluates  and  reports  to  the  Board  on  the  Fund's  contractual arrangements,  including the investment  advisory and  distribution  agreements, transfer and shareholder service agreements and custodian  agreements as well as the policies and procedures  adopted by the Fund to comply with the 1940 Act and other applicable law.

     The members of the Proxy  Committee  are Edward Regan  (Chairman),  Russell
Reynolds and Clayton  Yeutter.  The Proxy  Committee held ONE meeting during the fiscal year ended July 31,  2001.  The Proxy  Committee  provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

A.   General Information Regarding the Board of Trustees.

     The Fund is  governed  by a Board of  Trustees,  which is  responsible  for protecting  the  interests  of  shareholders.  The  Trustees  meet  periodically throughout the year to oversee the Fund  activities,  review its performance and review  the  activities  of the  Manager,  which is  responsible  for the Fund's day-to-day operations. Six regular meetings of the Trustees were held during the fiscal year ended July 31, 2001. Each of the incumbent  Trustees was present for at least 75% of the  aggregate  number of all  meetings of the Board of Trustees and of all  committees  on which that  Trustee  served that were held during the periods for which that Trustee served.

     Based on the Audit Committee's recommendation, the Board of Trustees of the
Fund, including a majority of the Independent Trustees, at a meeting held August
9, 2001,  selected KPMG LLP ("KPMG")as  auditors of the Fund for the fiscal year beginning  August 1, 2001.  KPMG also serves as auditors for certain other funds for which the Manager acts as investment advisor.

     During the fiscal year ended July 31, 2001 KPMG  performed  audit  services for the Fund including the audit of the Fund's financial  statements,  review of the Fund's annual report and registration  statement amendment,  consultation on financial  accounting  and  reporting  matters  and  meetings  with the Board of
Trustees.

1.   Audit Fees.

     The aggregate fees billed by KPMG for  professional  services  rendered for the audit of the Fund's annual  financial  statements  for the fiscal year ended
July 31, 2001 were $16,000.00.

2.   All Other Fees.

     There were no fees billed by KPMG for  services  rendered to the Fund other than the services  described  above under "Audit Fees" for the fiscal year ended
July 31, 2001. Additionally, there were no fees billed by KPMG to the Manager or affiliates of the Manager for non-audit  services rendered to the Manager or its affiliates for the fiscal year ended July 31, 2001.

     The Audit Committee of the Fund's Board of Trustees  considered whether the provision of non-audit  services is compatible  with  maintaining  the principal accountant's independence.

     Representatives  of KPMG are not  expected to be present at the Meeting but will be available should any matter arise requiring their presence.

C.  Additional Information Regarding Trustees and Officers.

     Each of the current  Trustees also serves as a trustee or director of other
Oppenheimer  funds  (referred  to as "Board I Funds").  The  Fund's  Independent
Trustees are paid a retainer plus a fixed fee for attending each meeting and are reimbursed  for expenses  incurred in connection  with  attending such meetings.
Each Fund in the OppenheimerFunds  complex for which they serve as a director or trustee pays a share of those expenses.

     The officers of the Fund and one of the  Trustees of the Fund (Mr.  Murphy)
who are affiliated  with the Manager receive no salary or fee from the Fund. The
Independent  Trustees of the Fund received the compensation shown below from the
Fund  with  respect  to  the  Fund's  fiscal  year  ended  July  31,  2001.  The compensation  from all of the Oppenheimer  Funds (including the Fund) represents compensation  received  as a director,  trustee or member of a committee  of the boards of those funds during the calendar  year 2001.  Compensation  is paid for services in the positions below their names.

--------------------------------------- ------------------- ------------------ ------------------- -------------------
Trustee's Name and Other Fund               Aggregate          Retirement       Number of Boards         Total
                                                                Benefits                              Compensation
                                                             Accrued as Part    on which Trustee        From all
                                           Compensation          of Fund          Served as of       Board I Funds
Position(s) (as applicable)                 from Fund1          Expenses1           12/31/01          (33 Funds)2
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Leon Levy                                    $13,339               $0                  31               $173,700
Chairman
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Robert G. Galli3                              $5,513               $0                  41               $202,886
Study Committee Member
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Phillip Griffiths4                            $5,513               $0                  30               $54,889
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Benjamin Lipstein                            $11,530               $0                  31               $150,152
Study Committee Chairman,
Audit Committee Member
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Elizabeth B. Moynihan                         $8,124               $0                  31               $105,760
Study Committee Member
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Kenneth A. Randall                            $7,452               $0                  31               $97,012
Audit Committee Chairman
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Edward V. Regan                               $4,925               $0                  31               $95,960
Proxy Committee Chairman, Audit
Committee Member
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Russell S. Reynolds, Jr.                      $7,368               $0                  31               $71,792
Proxy Committee Member
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Donald Spiro                                  $8,124               $0                  31               $64,080
--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------
Clayton K. Yeutter5                           $4,467               $0                  31               $71,792
Proxy Committee Member
--------------------------------------- ------------------- ------------------ ------------------- -------------------

1.   For the fiscal year ended July 31, 2001.  Aggregate  compensation  includes fees, deferred  compensation,  if any, and retirement plan benefits accrued for a Trustee.  No retirement  benefit  expenses were allocated to the Fund for fiscal year ended July 31, 2001.

2.   For the 2001 calendar year.

3.   Total  compensation  for  the  2001  calendar  year  includes  compensation received for serving as a Trustee/Director of 10 other Oppenheimer funds in addition to the 33 Board I funds.

4.   Aggregate  compensation from the Fund includes $266 deferred under Deferred
     Compensation Plan described below.

5.   Aggregate  compensation  from the Fund includes $51 deferred under Deferred
     Compensation Plan described below.

     The Fund has  adopted a  retirement  plan that  provides  for  payments  to retired Trustees. Payments are up to 80% of the average compensation paid during a  Trustee's  five  years of  service  in which  the  highest  compensation  was received.  A  Trustee  must  serve as  director  or  trustee  for any of the New
York-based  Oppenheimer  funds  for at least 15  years  to be  eligible  for the maximum payment. Each Trustee's retirement benefits will depend on the amount of the Trustee's future compensation received for service in future fiscal years as well as the Trustee's length of service.  The Fund cannot estimate the number of years of credited  service that will be used to determine those benefits at this time.  Therefore,  the amount of the retirement benefits cannot be determined at this time.

     The  Board  of  Trustees  has  adopted  a  Deferred  Compensation  Plan for
Independent  Trustees  that enables  them to elect to defer  receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation  deferred by a Trustee is periodically adjusted as though an  equivalent  amount had been  invested  in shares of one or more  Oppenheimer funds  selected by the  Trustee.  The amount paid to the Trustee  under the plan will be determined based upon the performance of the selected funds.

     Deferral of Trustees'  fees under the plan will not  materially  affect the
Fund's assets,  liabilities or net income per share.  The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation  to any Trustee.  Pursuant to an order issued by the Securities and
Exchange  Commission,  the Fund may invest in the funds  selected by the Trustee under the plan without shareholder approval.

     Information  is  given  below  about  the  executive  officers  who are not
Trustees  (or  nominees  to the  Board) of the Fund,  including  their  business experience during the past five years. Messrs.  Murphy,  Zack, Wixted,  Molleur, and Bishop,  and Mses. Feld and Ives respectively hold the same offices with the other funds in the Oppenheimer family of funds.

----------------------------------------------- ----------------------------------------------------------------------
Name, Address,6 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served7
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Merrell Hora, Portfolio Manager,                Assistant  Vice  President  of  the  Manager  (since  July  1999);  a
(since July 1999)
Age: 33.                                        portfolio  manager  of other  Oppenheimer  funds;  formerly  a Senior
                                                Quantitative  Analyst for the Fixed Income Department's  Quantitative
                                                Analysis  Team  (July  1998 -  August  2000);  prior to  joining  the
                                                Manager in July 1998 he was a quantitative  analyst with a subsidiary of the Cargill  Financial  Services  Group  (January 1997 - September
                                                1997)  and  also  held  numerous   positions  at  the  University  of
                                                Minnesota from which he obtained his Ph.D. in Economics.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Jerry A. Webman, Portfolio Manager,             Senior Vice President and Senior Investment Officer and Director of
(since February 1996)                           the Fixed Income Department of the Manager (since February 1996);
Age: 52.                                        Senior Vice President of HarbourView Asset Management Corporation
                                                (since May 1999); a portfolio manager of other Oppenheimer funds;
                                                before joining the Manager in February 1996, he was a Vice President
                                                and portfolio manager with Prudential Investment Corporation (March
                                                1986 - February 1996).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since April   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert G. Zack, Secretary                       Senior Vice President (since May 1985) and General Counsel (since
(since November 1, 2001)                        February 2002) of the Manager; Assistant Secretary of Shareholder
Age: 53                                         Services, Inc. (since May 1985), Shareholder Financial Services,
                                                Inc. (since November 1989); OppenheimerFunds International Ltd. and
                                                Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds; formerly Acting General Counsel (November
                                                2001 - February 2002) and Associate General Counsel (1984 - October
                                                2001)
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since November 1,2001)                         an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since November 1,2001)                         an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since November 1,2001)                         1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).
----------------------------------------------- ----------------------------------------------------------------------

All officers serve at the pleasure of the Board.

     As of April 22, 2002,  the  Trustees,  nominees  for Trustee and  officers, individually  and as a group  beneficially  owned _________ shares [OR LESS THAN
1%] of the  outstanding  Class A shares  and no Class B,  Class C shares  of the
Fund. The foregoing  statement does not reflect  ownership of shares of the Fund held of record by an employee  benefit plan for employees of the Manager,  other than the shares  beneficially  owned under the plan by the  officers of the Fund listed above. In addition,  each  Independent  Trustee,  and his [or her] family members, do not own securities of either the Manager or Distributor of the Board
I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

                  THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
               A VOTE FOR THE ELECTION OF EACH NOMINEE AS TRUSTEE

Introduction to Proposal 2

A.   What  is  the  Historical  Background  of  the  Fund's  Current  Investment
     Policies?

     The Fund operates in accordance with its investment objective, policies and restrictions,  which are described in its prospectus and statement of additional information  (together,  the  "prospectus").  The Fund's policies  generally are classified as either  "fundamental" or  "non-fundamental."  Fundamental policies can be changed  only by a  shareholder  vote.  Non-fundamental  policies  may be changed by the  Trustees  without  shareholder  approval,  although  significant changes will be described in amendments to the Fund's prospectus.

     The 1940 Act requires  that certain  policies of the Fund be  classified as fundamental.  Proposal 2 is intended to modernize the Fund's policies as well as standardize  its policies by  reclassifying  fundamental  policies  that are not required to be fundamental as  non-fundamental  or by eliminating them entirely.
The  proposals  are  designed to provide the Fund with  maximum  flexibility  to pursue its  investment  objective  and  respond to an  ever-changing  investment environment.  The Fund,  however,  has no  current  intention  of  significantly changing  its actual  investment  strategies  should  shareholders  approve  the proposed changes.

     Subsequent to the Fund being established,  certain regulatory  requirements applicable to registered open-end  investment  companies (referred to as "mutual funds" in this Proxy  Statement)  changed.  For  example,  certain  restrictions
previously   imposed  by  state  regulations  were  preempted  by  the  National
Securities  Markets  Improvement  Act of  1996  ("NSMIA"),  and  are  no  longer applicable  to mutual  funds.  As a result,  the Fund  currently  is  subject to several  fundamental  investment  policies that are either more restrictive than required under current regulations or no longer required at all.

     With the passage of time,  the  development  of new industry  practices and changes in regulatory standards,  several of the Fund's fundamental policies are considered by the Trustees and the Manager to be unnecessary or unwarranted. The standardized  policies  proposed below would satisfy current federal  regulatory requirements  and are written to provide the Fund with flexibility to respond to future  legal,  regulatory,  market  and  industry  developments.  The  proposed standardized changes will not affect the Fund's investment objective.

B.   Why do the Fund's Trustees Recommend the Proposed Changes?

     The  Trustees  believe  standardizing  and  reducing  the  total  number of investment  policies that can be changed only by a shareholder  vote will assist the Fund and the Manager in maintaining  compliance with the various  investment restrictions to which the Fund is subject,  and will help minimize the costs and delays associated with holding future shareholder meetings to revise fundamental investment  policies that become  outdated or  inappropriate.  The Trustees also believe  that the  Manager's  ability to manage the Fund's  assets in a changing
investment   environment  will  be  enhanced,  and  that  investment  management opportunities will be increased by the proposed changes.

     Although  the  Trustees   believe  the  proposed   changes  in  fundamental
investment  policies  will  provide the Fund greater  flexibility  to respond to future  investment  opportunities,  the  Trustees  do not  anticipate  that  the changes,  either  individually or together,  will result in a material change in the level of risk  associated  with  investment  in the Fund.  In addition,  the
Fund's  Trustees do not  anticipate  that the proposed  changes will  materially affect the manner in which the Fund is managed.  In the future,  if the Trustees determine  to change  materially  the manner in which the Fund is  managed,  the
Fund's prospectus will be amended to reflect such a change.

     The recommended changes are specified below.  Shareholders are requested to vote on each sub-proposal in Proposal 2 separately.  If approved,  the effective date of the  sub-proposals  will be delayed until the Fund's  prospectus  can be updated  to  reflect  the  changes.  If any  sub-proposal  in  Proposal 2 is not approved,  the  fundamental  investment  policy  or  policies  covered  in  that sub-proposal will remain unchanged.

PROPOSAL 2: TO APPROVE  THE  ELIMINATION  OR  AMENDMENT  OF CERTAIN  FUNDAMENTAL
INVESTMENT POLICIES OF THE FUND

A.   Purchasing Securities on Margin.

     The  Fund  is  currently   subject  to  a  fundamental   investment  policy
prohibiting  it from  purchasing  securities  other than hedging  instruments on margin.  The  existing  policy is not  required to be a  fundamental  investment policy under the 1940 Act. It is proposed that this current  fundamental  policy prohibiting  purchases  of  securities  on margin  be  eliminated.  The  current fundamental investment policy is set forth below.

                           Current Fundamental Policy
                           --------------------------

The Fund cannot purchase  securities  other than hedging  instruments on margin.
However,  the Fund may obtain such short-term  credits that may be necessary for the clearance of purchases and sales of securities.

     Margin purchases involve the purchase of securities with borrowed money and the 1940 Act imposes  certain  restrictions  on borrowing as discussed in detail below under Proposals 2.G. and 2.H.  ("Borrowing"  and "Pledging,  Mortgaging or
Hypothecating  Assets,"  respectively).  "Margin" is the cash or securities that the borrower places with a broker as collateral  against the loan.  Although the
Fund's  current  fundamental  investment  policy  prohibits  it from  purchasing securities  on margin,  the 1940 Act permits the Fund to obtain such  short-term credits as may be necessary for the clearance of transactions.  In addition, SEC staff interpretations  permit mutual funds to make margin payments in connection with  the  purchase  and  sale of  futures  contracts  and  options  on  futures contracts.

     As a result of NSMIA, the state restrictions  regarding margin purchases no longer apply to the Fund.  The Trustees  recommend that  shareholders  eliminate this  fundamental  investment  policy in order to conform the Fund's policy with that of other Oppenheimer funds.

     Elimination  of this  fundamental  investment  policy is unlikely to affect management of the Fund. The Fund would continue to be prohibited from purchasing securities  on margin.  However,  consistent  with the 1940 Act,  the Fund would continue to be able to obtain such  short-term  credits as may be necessary  for clearance of  transactions  and to make margin  payments in connection  with the purchase and sale of futures contracts and options on futures contracts.

B.       Making Short Sales.

     The  Fund  is  currently   subject  to  a  fundamental   investment  policy
prohibiting  it from  purchasing  securities  other than hedging  instruments on margin or engaging in short sales.  The existing  policy is not required to be a fundamental  investment  policy  under the 1940 Act.  It is  proposed  that this current  fundamental  policy  prohibiting  purchases of  securities on margin or engaging in short sales be eliminated. The current fundamental investment policy is set forth below.

                           Current Fundamental Policy
                           --------------------------

                         The Fund cannot make short sales.

     In a short sale, an investor sells a borrowed security with a corresponding obligation  to the lender to return the  identical  security.  In a short  sale, there is a risk that the investor may have to buy the security later at a higher price  than the  sales  price and  incur a loss as a  result.  In an  investment technique known as a short sale "against-the-box," an investor sells short while owning the same  securities  in the same  amount,  or having the right to obtain equivalent  securities.  The investor could have the right to obtain  equivalent securities, for example, through ownership of options or convertible securities.

     As a result  of NSMIA,  the state  restrictions  regarding  short  sales no longer apply to the Fund.  The Trustees  recommend that  shareholders  eliminate this  fundamental  investment  policy in order to conform the Fund's policy with that of other Oppenheimer funds.

     Elimination  of this  fundamental  investment  policy is unlikely to affect management of the Fund.  Although the Fund would be permitted to sell securities short,  should  shareholders  approve this sub-proposal,  the Fund would have to maintain  the  asset  coverage  required  by the  1940  Act if it  were  to sell securities short. If the Fund's Manager and its Trustees believed that it was in the best interests of the Fund to engage in short sales to a significant degree, the Fund's prospectus would have to be updated to reflect that change in policy.

C.   Real Estate.

     The  Fund  is  currently   subject  to  a  fundamental   investment  policy
prohibiting  it  from  purchasing  real  estate.  The  Fund's  policy  regarding investments in real estate is required to be  fundamental.  Although this policy does not prohibit the Fund from  investing in hedging  instruments or structured notes  whose  returns  are linked to the  returns  of  physical  commodities  or currencies,  the Fund's  Trustees  propose that the Fund's  current  fundamental policy be clarified and remain a fundamental policy as indicated below.

             Current Fundamental Policy                         Proposed Fundamental Policy
             --------------------------                         ---------------------------
 The Fund cannot invest in real estate.                        The  Fund   cannot   invest  in  real   estate,   physical
 This restriction shall not prevent the Fund from              commodities or commodity  contracts,  except to the extent
 Investing in municipal securities or other                    permitted  under  the 1940 Act,  the rules or  regulations
 Permitted securities that are secured by real                 thereunder  or any exemption  therefrom,  as such statute,
 Estate or interests in real estate.                           rules or regulations  may be amended or  interpreted  from time to time.

     The existing and proposed  policies  permit the Fund to: (1) invest in debt securities  secured by real estate or  interests  in real  estate,  or issued by companies,  including real estate investment trusts,  that invest in real estate or interests in real estate; (2) invest in hedging instruments  permitted by any of its  other  investment  policies;  and  (3) buy and  sell  options,  futures, securities or other instruments  backed by, or the investment return of which is linked to changes in the price of physical commodities or currencies.

     The purpose of this proposal is to clarify the Fund's permitted investments and to  conform  the Fund's  policy in this area with that of other  Oppenheimer funds. The Trustees believe that standardized  policies will assist the Fund and the Manager in maintaining  compliance with the various investment  restrictions to which the Oppenheimer funds are subject.

D.   Purchasing  Securities  of Issuers in which  Officers or  Trustees  Have An
     Interest.

     The  Fund  is  currently   subject  to  a  fundamental   investment  policy
prohibiting  it from  investing in or holding the securities of an issuer if the officers  and  Trustees  of the Fund or the  Manager  individually  beneficially own1/2of 1% of such securities and together own more than 5% of such securities.
It is proposed that the current  fundamental  policy be eliminated.  The current fundamental investment policy is set forth below.

                           Current Fundamental Policy
                           --------------------------

The Fund  cannot  invest in or hold  securities  of any issuer if  officers  and
Trustees of the Fund or the Manager individually  beneficially own more than 1/2 of 1% of the  securities  of that  issuer and  together  own more than 5% of the securities of that issuer.

Elimination of this fundamental  policy is unlikely to affect  management of the
Fund.  This  policy  was  originally  adopted  to address  then  existing  state requirements in connection with the  registration of shares of the Fund for sale in a particular state or states.  As a result of NSMIA, the state restriction no longer applies to the Fund.

     The  Trustees  recommend  that  shareholders   eliminate  this  fundamental
investment  policy in order to conform the Fund's  policy in this area with that of  other  Oppenheimer  funds.  In  addition,  the  Trustees  believe  that  its elimination could increase the Fund's  flexibility when choosing  investments in the future.

E.   Industry Concentration

     The Fund currently has a fundamental  investment policy prohibiting it from
"concentrating" its investments, that is, investing "more than 25%" of its total assets in any one  industry,  excluding  securities  issued or guaranteed by the
United States government or its agencies and instrumentalities.  Consistent with the SEC staff's  interpretation of "concentration"  under the 1940 Act, the Fund interprets this policy to apply to "25% or more" of its total assets rather than
"more  than  25%."  The  Fund's  Trustees   propose  that  the  Fund's  industry
concentration policy remain fundamental, but be amended to state that it applies to "25% or more" of the Fund's  total assets and to clarify that the policy does not apply to  investments  in  securities  issued  by other  mutual  funds.  The
Trustees  believe  that  amending  this  policy  as  proposed  will  not  affect management of the Fund. The current and proposed policies are stated below.

      Current Fundamental Policy                                 Proposed Fundamental Policy
      --------------------------                                 ---------------------------
 The Fund cannot  concentrate its investments to the             The Fund cannot  invest 25% or more of its total  assets
 extent of 25% of its total assets in any  industry.             in any one industry.  However, there is no limitation as
 However,  there is no  limitation  as to the Fund's             to the Fund's  investments  in municipal  securities  in
 investments  in municipal  securities in general or             general or in  California  Municipal  securities,  or in
 in   California   Municipal   securities,   or   in             obligations  issued  by  the  U.S.  Government  and  its
 obligations  issued by the U.S.  Government and its             agencies or instrumentalities.
 agencies or instrumentalities.

The  purpose of this  proposal is to clarify  the Fund's  fundamental  policy on industry concentration and to conform the Fund's policy in this area to one that is consistent with that of other  Oppenheimer  funds.  The Trustees believe that standardized  policies  will  assist  the Fund and the  Manager  in  maintaining compliance with the various  investment  policies to which the Oppenheimer funds are  subject.  Should  shareholders  approve  this  proposal,  the Fund would be permitted to enter into a fund-of-funds arrangement as discussed in detail below under Proposal 2.F. ("Investing in Other Investment Companies").

F.   Investing in Other Investment Companies.

     The Fund is currently  subject to a fundamental  investment policy limiting its investment in securities of other investment companies.  It is proposed that the  current  fundamental  policy  be  eliminated  and  replaced  with a revised non-fundamental  policy  that can be changed in the future  without  shareholder approval. The current and proposed investment policies are set forth below.

                    Current Fundamental Policy                   Proposed Non-Fundamental Policy
                    --------------------------                   -------------------------------
 The Fund  cannot  invest in  securities  of any other          The Fund cannot invest in securities of other  investment
 investment   company  except  in  connection  with  a          companies,  except to the extent permitted under the 1940
 merger with another investment company.                        Act,  the  rules  or   regulations   thereunder   or  any
                                                                exemption   therefrom,   as  such   statute,   rules   or
                                                                regulations  may be amended or  interpreted  from time to
                                                                time.

     The existing  policy is not required to be fundamental  under the 1940 Act.
The purpose of this proposal is to provide the Fund with the maximum flexibility permitted by law to pursue its investment objective.

     The ability of the Fund to invest in other  mutual funds is  restricted  by
Section  12(d)(1) of the 1940 Act.  NSMIA  amended  Section 12 to permit  mutual funds to enter into so-called  fund-of-funds or master/feeder  arrangements with other  mutual  funds in a fund  complex,  and  granted  the SEC broad  powers to provide exemptive relief for these purposes. The Fund is a party to an exemptive order from the SEC permitting it to enter into a fund-of-funds  arrangement with other affiliated  funds.  Elimination of this fundamental  investment  policy is necessary to permit the Fund to take advantage of the exemptive relief. However, the  Fund  does  not  currently  anticipate  participating  in  a  fund-of-funds arrangement Although it may do so in the future should shareholders approve this proposal,  the Fund's  prospectus  would  have to be  updated to reflect  such a change in policy.

     An  investment  in another  mutual  fund may result in the  duplication  of
expenses.   Should  the  Trustees  determine  in  the  future  that  the  Fund's participation in fund-of-funds arrangement is in the best interests of the Fund, the  Trustees  would  consider  and take steps to  mitigate  the  potential  for duplication of fees in determining  whether the Fund's  participation in such an arrangement is suitable for the Fund and its shareholders.

G. Borrowing.

     The 1940 Act imposes certain  restrictions  on the borrowing  activities of mutual funds. A fund's borrowing policy must be a fundamental investment policy.

     The   restrictions  on  borrowing  are  designed  to  protect  mutual  fund shareholders  and their  investments  in a fund by limiting a fund's  ability to leverage its assets. Leverage exists when a fund has the right to a return on an investment  that  exceeds  the amount the fund  contributed  to the  investment.
Borrowing  money to make an  investment is an example of how a fund may leverage its assets.

     A  mutual  fund may  borrow  money  to meet  redemptions  in order to avoid forced,  unplanned sales of portfolio  securities.  This technique allows a fund greater  flexibility to buy and sell portfolio  securities for investment or tax considerations rather than for cash flow considerations.  Some mutual funds also borrow  for  investment  purposes.  The  Fund  currently  does  not  borrow  for investment purposes.

     There are risks associated with borrowing.  Borrowing exposes  shareholders and  their  investments  in a fund to a  greater  risk  of  loss.  For  example, borrowing may cause the value of a fund's shares to be more volatile than if the fund did not borrow.  In  addition,  to the extent a fund  borrows,  it will pay interest on the money that it borrows,  and that interest expense will raise the overall expenses of the fund and reduce its returns. The interest payable on the borrowed amount may be more (or less) than the return the fund receives from the securities purchased with the borrowed amount.  Whether or not this sub-proposal is approved by shareholders,  the Fund currently does not anticipate that, under normal market  conditions,  its borrowings  would exceed five (5) percent of its net assets.

     The Fund is currently subject to a fundamental investment policy concerning borrowing that is more  restrictive  than required by the 1940 Act. The Trustees propose  that the Fund's  policy on  borrowing  be amended to permit the Fund to borrow as  permitted  under the 1940  Act.  As  amended,  the  Fund's  policy on borrowing  would remain a fundamental  policy  changeable  only by the vote of a majority of the outstanding voting securities of the Fund as defined in the 1940
Act.

     The current and  proposed  fundamental  investment  policies  are set forth below.  The current  policy on  borrowing  requires the Fund to borrow only from banks for  temporary  purposes,  and limits the Fund's  borrowing  to 10% of its total assets.  The Fund's  current policy also prohibits the Fund from borrowing for  investment  or leverage  purposes.  The  Trustees  propose that the current policy be amended to permit the Fund to borrow as permitted under the 1940 Act.

          Current Fundamental Policy                                Proposed Fundamental Policy
          --------------------------                                ---------------------------

 The Fund cannot borrow money, in excess of 10% of the value   The Fund may not borrow money, except to the extent
 of its total assets. It cannot buy any additional             permitted under the 1940 Act, the rules or regulations
 investments when borrowings exceed 5% of its assets. The      thereunder or any exemption therefrom that is applicable
 Fund may borrow only from banks as a temporary measure for    to the Fund, as such statute, rules or regulations may be
 extraordinary or emergency purposes, and not for the          amended or interpreted from time to time.
 purpose of leveraging its investments.

     Currently,  under the 1940 Act, the maximum amount a mutual fund may borrow from  banks  is up to  one-third  of its  total  assets  (including  the  amount borrowed). A fund may borrow up to 5% of its total assets for temporary purposes from any person.  Under the 1940 Act, there is a rebuttable  presumption  that a loan is temporary if it is repaid within 60 days and not extended or renewed. If shareholders  approve this sub-proposal,  the Fund's current  fundamental policy will be replaced by the proposed  fundamental  policy and the Fund's  prospectus will be updated to describe the current  restrictions  regarding borrowing under the 1940 Act, the rules and regulations thereunder and any exemptions applicable to the Fund.

     If this  sub-proposal  and the  lending  sub-proposal  described  below  in
Paragraph 2.I.  ("Lending") are approved by  shareholders,  and the Fund were to seek and obtain the necessary  regulatory  relief,  it would be possible for the
Fund to borrow from and lend to other  Oppenheimer  funds whose policies  permit such activity and that have obtained the necessary regulatory relief as well. If all of the pre-conditions noted in the preceding sentence were satisfied and the
Fund's  Trustees  were to determine  that it was in the Fund's best  interest to borrow from or lend to other  Oppenheimer  funds, the Fund's prospectus would be updated to reflect such a practice.

H. Pledging, Mortgaging or Hypothecating Assets.

     The Fund is currently subject to a fundamental investment policy concerning the pledging,  mortgaging or hypothecating of the Fund's assets.  It is proposed that this current fundamental investment policy be eliminated.

                           Current Fundamental Policy
                           --------------------------

     The Fund cannot pledge, mortgage or otherwise encumber,  transfer or assign its assets to secure a debt. However, the use of escrow or other collateral arrangements in connection with hedging instruments is permitted.

     The existing policy concerning pledging, mortgaging or hypothecating of the
Fund's  assets is not  required to be  fundamental  under the 1940 Act,  and the
Trustees  believe that the Fund should be provided with the maximum  flexibility permitted by law to pursue its investment objective. The Trustees recommend that the policy regarding pledging, mortgaging or hypothecating be eliminated so that the Fund may enter into collateral arrangements in connection with its borrowing requirements  consistent  with its  other  investment  policies,  including  its policies regarding borrowing and issuing senior securities.

I.  Lending.

     Under the 1940 Act, a fund's policy regarding  lending must be fundamental.
It is  proposed  that the  current  fundamental  policy be replaced by a revised fundamental  policy that permits the Fund to engage in lending to the extent the
Fund's  lending is  consistent  with the 1940 Act, the rules  thereunder  or any exemption  from the 1940 Act that is applicable  to the Fund.  In addition,  the
Fund also  proposes to clearly state that  investments  in debt  instruments  or other  similar  evidences  of  indebtedness  are not  prohibited  by the  Fund's investment policy on making loans.

          Current Fundamental Policy                          Proposed Fundamental Policy
         --------------------------                           ---------------------------
 The Fund cannot make loans.  However,  repurchase        The Fund cannot make loans, except to the extent
 agreements and the purchase of debt securities in        permitted under the 1940 Act, the rules or regulations
 accordance with the Fund's other investment policies     thereunder or any exemption therefrom that is applicable
 and restrictions are permitted.  The Fund may also       to the Fund, as such statute, rules or regulations may be
 lend its portfolio securities as described in "Loans     amended or interpreted from time to time.
 of Portfolio Securities".

Currently,  the 1940 Act permits (a) lending of securities,  (b) purchasing debt
instruments  or  similar  evidences  of  indebtedness,   and  (c)  investing  in
repurchase  agreements.  If shareholders  approve this sub-proposal,  the Fund's current  fundamental policy will be replaced by the proposed  fundamental policy and the Fund's  prospectus  will be updated  to reflect  the 1940 Act's  current restrictions regarding lending. The Fund, however, currently does not anticipate making loans.

     If this  sub-proposal  and the borrowing  sub-proposal  described  above in
Paragraph 2.G. ("Borrowing") are approved by shareholders,  and the Fund were to seek and obtain the necessary  regulatory  relief,  it would be possible for the
Fund to lend to and borrow from other  Oppenheimer  funds whose policies  permit such activity and that have obtained the necessary regulatory relief as well. If all of the pre-conditions noted in the preceding sentence were satisfied and the
Fund's  Trustees  were to determine  that it was in the Fund's best  interest to lend to or borrow from other  Oppenheimer  funds, the Fund's prospectus would be updated to reflect such a practice.

                  THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
               THAT YOU APPROVE EACH SUB-PROPOSAL DESCRIBED ABOVE

PROPOSAL 3: TO AUTHORIZE THE TRUSTEES TO ADOPT AN AMENDED AND RESTATED DECLARATION OF TRUST

     The Fund is organized as a Massachusetts business trust, and it is governed by a  declaration  of trust.  For the purposes of this  discussion,  the Fund is referred to as the "Trust."

     The Board of Trustees has approved and recommends that the  shareholders of the  Trust  authorize  them to  adopt  and  execute  the  Amended  and  Restated
Declaration of Trust for the Trust in the form attached to this Proxy  Statement as Exhibit A ("New  Declaration  of Trust").  The New  Declaration of Trust is a
more modern form of trust  instrument for a Massachusetts  business  trust,  and going  forward,  will be used as the standard  Declaration  of Trust for all new
Oppenheimer funds organized as Massachusetts business trusts.

     Generally, a majority of the Trustees may amend the existing Declaration of
Trust  ("Current  Declaration  of Trust") when  authorized  by a majority of the outstanding  voting  securities of the Trust. The Trustees  approved the form of the  New  Declaration  of  Trust  and  authorized  the  submission  of  the  New
Declaration of Trust to the Trust's shareholders for their authorization at this
Meeting.

     Adoption of the New  Declaration of Trust will not result in any changes in the Fund's  Trustees or officers or in the investment  policies and  shareholder services described in the Fund's current prospectus.

     The New  Declaration of Trust amends the Current  Declaration of Trust in a number of significant ways. The following discussion summarizes some of the more significant  amendments to the Current  Declaration of Trust effected by the New
Declaration of Trust.

In addition to the changes  described  below,  there are other  substantive  and stylistic  differences  between  the New  Declaration  of Trust and the  Current
Declaration  of Trust.  The  following  summary is  qualified in its entirety by reference to the New Declaration of Trust itself, which is attached as Exhibit A to this Proxy Statement.

A.  Significant Changes Under the New Declaration of Trust.

Reorganization  of the  Trust or Its  Series  or  Classes.  Unlike  the  Current
Declaration  of  Trust,  the New  Declaration  of Trust  generally  permits  the
Trustees,  subject to applicable  Federal and state law, to reorganize the Trust or any of its series or classes into a newly formed entity  without  shareholder approval.  The Current  Declaration  of Trust requires  shareholder  approval in order to reorganize  the Trust or any of its series or classes.  Currently,  the
Fund is the sole series of the Trust.

     Under certain circumstances, it may not be in the shareholders' interest to require a  shareholder  meeting  to permit the Trust or a series of the Trust to reorganize into a newly formed entity. For example,  in order to reduce the cost and  scope  of  state  regulatory  constraints  or to take  advantage  of a more favorable tax  treatment  offered by another  state,  the Trustees may determine that it would be in the  shareholders'  interests to change its legal form or to reorganize the Trust or a series of the Trust so that it is domiciled in another state.  Under the Current  Declaration of Trust, the Trustees cannot  effectuate
such  a  potentially  beneficial   reorganization  without  first  conducting  a
shareholder meeting and incurring the attendant costs and delays.

     In  contrast,   the  New  Declaration  of  Trust  gives  the  Trustees  the flexibility  to  reorganize  the Trust or any of its series into a newly  formed entity and achieve  potential  shareholder  benefits without incurring the delay and costs of a proxy  solicitation.  Such flexibility should help to assure that the Trust operates under the most appropriate form of organization.

     The Trustees have no intention at this time of reorganizing  the Trust into a newly formed entity, and before allowing a trust or a series reorganization to
proceed   without   shareholder   approval,   the  Trustees   have  a  fiduciary
responsibility  to first  determine  that  the  proposed  transaction  is in the shareholders'  interest. Any exercise of the Trustees' increased authority under the New  Declaration of Trust is subject to any applicable  requirements  of the
1940 Act and Massachusetts  law. Of course, in all cases, the New Declaration of
Trust would  require  that  shareholders  receive  written  notification  of any reorganization.

     The New  Declaration  of Trust does not give the Trustees the  authority to merge the Trust or a series of the Trust with another  operating  mutual fund or sell all or a portion of the  Trust's or a series'  assets to another  operating
mutual  fund  without  first  seeking  shareholder   approval.   Under  the  New
Declaration  of  Trust,   shareholder  approval  is  still  required  for  these
transactions.

Future  Amendments of the  Declaration  of Trust.  The New  Declaration of Trust
permits the Trustees, with certain exceptions, to amend the Declaration of Trust without shareholder approval.  Under the New Declaration of Trust,  shareholders generally have the right to vote on any amendment affecting  shareholders' right to vote, the New  Declaration  of Trust's  amendment  provisions,  shareholders'
rights to  indemnification,  and  shareholders'  rights to vote on the merger or sale of the Trusts',  series', or classes' assets to another issuer. The Current
Declaration  of Trust,  on the other  hand,  generally  gives  shareholders  the exclusive  power  to  amend  the  Declaration  of  Trust  with  certain  limited exceptions.

     By allowing  amendment  of the  Declaration  of Trust  without  shareholder approval, the New Declaration of Trust gives the Trustees the authority to react quickly to future  contingencies.  As mentioned above, such increased  authority remains  subordinate to the Trustees'  continuing  fiduciary  obligations to act with due care and in the shareholders' interest.

B.  Other Changes Under the New Declaration of Trust.

     In addition to the significant changes described above, the New Declaration of Trust  modifies  the Current  Declaration  of Trust in a number of  important ways, including, but not limited to, the following:

a.   The New  Declaration of Trust  clarifies that no shareholders of any series or class shall have a claim on the assets of another series or class.

b.   As a general  matter,  the New  Declaration  of Trust  modifies the Current
     Declaration  of Trust to incorporate  appropriate  references to classes of shares.

c.   The New  Declaration of Trust modifies the Current  Declaration of Trust by changing the par value of the Trust's shares from no par value to $.001 par value.

d.   The New  Declaration of Trust modifies the Current  Declaration of Trust by giving the Trustees the power to effect a reverse stock split,  and to make distributions in-kind.

e.   The New  Declaration of Trust modifies the Current  Declaration of Trust so that all shares of all series vote together on issues to be voted on unless
     (i) separate  series or class voting is otherwise  required by the 1940 Act or the instrument establishing such Shares, in which case the provisions of the 1940 Act or such instrument,  as applicable,  will control, or (ii) the issue to be voted on affects only  particular  series or classes,  in which case only series or classes so affected will be entitled to vote.

f.   The New  Declaration of Trust  clarifies that proxies may be voted pursuant to any  computerized,  telephonic or electronic  means,  that  shareholders receive  one vote per share  and a  proportional  fractional  vote for each fractional  share, and that, at a meeting,  shareholders may vote on issues with respect to which a quorum is present, while adjourning with respect to issues for which a quorum is not present.

g.   The New Declaration of Trust clarifies various existing trustee powers. For example,  the New  Declaration  of Trust  clarifies  that the Trustees may:
     appoint  and  terminate  agents  and  consultants  and hire  and  terminate employees;  in  addition to banks and trust  companies,  the  Trustees  may employ  as  fund  custodian  companies  that  are  members  of  a  national securities  exchange or other entities permitted under the 1940 Act; retain one or more transfer agents and employ  sub-agents;  delegate  authority to investment  advisors and other agents or independent  contractors;  pledge, mortgage or hypothecate  the assets of the Trust;  and operate and carry on the  business  of an  investment  company.  The New  Declaration  of  Trust clarifies or adds to the list of trustee powers. For example,  the Trustees may sue or be sued in the name of the  Trust;  make  loans  of cash  and/or securities;  enter into joint ventures, general or limited partnerships and other combinations or associations; endorse or guarantee the payment of any notes or other  obligations of any person or make contracts of guarantee or suretyship or otherwise  assume liability for payment;  purchase  insurance and/or bonding;  pay pensions and adopt  retirement,  incentive and benefit plans; and adopt 12b-1 plans (subject to shareholder approval).

h.   The New  Declaration of Trust clarifies that the Trust may redeem shares of a class or series held by a shareholder  for any reason,  including but not limited to the following:  reimbursing the Trust or the distributor for the shareholder's failure to make timely and good payment;  failure to supply a tax  identification  number;  pursuant to authorization by a shareholder to pay fees or make other payments to third parties; and failure to maintain a minimum account balance as established by the Trustees from time to time.

i.   The New  Declaration  of Trust  clarifies that a trust is created and not a partnership, joint stock association,  corporation,  bailment, or any other form of legal relationship, and expressly disclaims shareholder and Trustee liability for the acts and obligations of the Trust.

j.   The New  Declaration  of Trust  clarifies  that the  Trustees  shall not be responsible or liable for any neglect or wrongdoing of any officer,  agent, employee,  consultant,  adviser,  administrator,  distributor  or principal underwriter,  custodian or transfer  agent of the Trust nor shall a Trustee be responsible for the act or omission of any other Trustee.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE AMENDED AND
          RESTATED DECLARATION OF TRUST ATTACHED HERETO AS EXHIBIT A.

                           INFORMATION ABOUT THE FUND

Fund Information. As of April 22, 2002, the Fund had ____________________ shares outstanding,  consisting of  _______________________  Class A,  ________________
Class B and  _______________  Class C shares.  Each share has  voting  rights as stated in this Proxy Statement and is entitled to one vote for each share (and a fractional vote for a fractional share).

Beneficial  Owners.  Occasionally,  the  number  of  shares  of the Fund held in
"street name"  accounts of various  securities  dealers for the benefit of their clients as well as the number of shares held by other shareholders of record may exceed 5% of the  total  shares  outstanding.  As of April  22,  2002,  the only persons who owned of record or were known by the Fund to own  beneficially 5% or more of any class of the Fund's outstanding shares were:

The Manager, the Distributor and the Transfer Agent. Subject to the authority of the Board of Trustees,  the Manager is responsible for the day-to-day management of the Fund's business  pursuant to its investment  advisory  agreement with the
Fund.  OppenheimerFunds  Distributor,  Inc. (the "Distributor"),  a wholly owned subsidiary  of the Manager,  is the general  distributor  of the Fund's  shares.
OppenheimerFunds  Services,  a division  of the  Manager,  located at 6803 South
Tucson  Way,  Englewood,  CO  80112,  serves  as the  transfer  and  shareholder servicing  agent  (the  "Transfer  Agent")  for the Fund,  for which it was paid
$180,934 by the Fund during the fiscal year ended July 31, 2001

The Manager and its subsidiaries and affiliates managed assets of more than $130 billion as of March 31, 2002,  including other  Oppenheimer funds with more than
6.3 million  shareholder  accounts.  The Manager is a wholly owned subsidiary of
Oppenheimer   Acquisition  Corp.   ("OAC"),  a  holding  company  controlled  by
Massachusetts  Mutual Life Insurance Company  ("MassMutual").  The Manager,  the
Distributor and OAC are located at 498 Seventh Avenue, New York, New York 10018.
MassMutual is located at 1295 State Street,  Springfield,  Massachusetts  01111.
OAC  acquired the Manager on October 22, 1990.  As indicated  below,  the common stock of OAC is owned by (i) certain  officers and/or  directors of the Manager,
(ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except MassMutual. MassMutual has engaged in the life insurance business since 1851.

The common  stock of OAC is divided  into three  classes.  At December 31, 2001,
MassMutual held (i) all of the 21,600,000  shares of Class A voting stock,  (ii)
12,642,025  shares of Class B voting stock, and (iii) 21,178,801 shares of Class
C non-voting  stock.  This  collectively  represented  95.35% of the outstanding common  stock and  96.46% of the voting  power of OAC as of that  date.  Certain officers and/or  directors of the Manager held (i) 884,810 shares of the Class B voting stock,  representing  1.52% of the outstanding  common stock and 2.49% of the voting power,  (ii) 537,090  shares of Class C non-voting  stock,  and (iii)
options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 8,395,700 shares of Class C non-voting stock. That group  includes  persons who serve as officers  of the Fund,  including  John V.
Murphy.

Holders of OAC Class B and Class C common  stock may put (sell) their shares and vested  options to OAC or  MassMutual  at a formula price (based on, among other things, the revenue,  income,  working capital, and excess cash of the Manager).
MassMutual may exercise call  (purchase)  options on all  outstanding  shares of both such classes of common stock and vested options at the same formula price.

The names and principal  occupations of the executive  officers and directors of the Manager are as follows: John Murphy,  Chairman,  President,  Chief Executive
Officer  and a director;  Jeremy  Griffiths,  Executive  Vice  President,  Chief
Financial Officer and a director; O. Leonard Darling,  Vice Chairman,  Executive
Vice  President,  Chief  Investment  Officer  and a  director;  George  Batejan,
Executive Vice President and Chief Information  Officer;  Robert G. Zack, Senior
Vice  President  and  General  Counsel;  Craig  Dinsell,  James  Ruff and Andrew
Ruotolo,  Executive Vice Presidents;  Brian W. Wixted, Senior Vice President and
Treasurer;  and Charles Albers, Victor Babin, Bruce Bartlett,  Robert A. Densen,
Ronald H.  Fielding,  P.  Lyman  Foster,  Robert B.  Grill,  Robert  Guy,  Steve
Ilnitzki,  Lynn Oberist  Keeshan,  Thomas W.  Keffer,  Avram  Kornberg,  John S.
Kowalik,  Chris Leavy,  Andrew J. Mika, David Negri,  David  Robertson,  Richard
Rubinstein,  Arthur Steinmetz,  John Stoma,  Jerry A. Webman,  William L. Wilby,
Donna Winn,  Kenneth Winston,  Carol Wolf, Kurt Wolfgruber and Arthur J. Zimmer,
Senior Vice  Presidents.  These officers are located at one of the three offices of the Manager:  498 Seventh Avenue,  New York, NY 10018; 6803 South Tucson Way,
Englewood, CO 80112; and 350 Linden Oaks, Rochester, NY 14625-2807.

Custodian.  Citibank,  N.A.,  399 Park  Avenue,  New  York,  NY  10043,  acts as custodian of the Fund's securities and other assets.

Reports  to  Shareholders  and  Financial  Statements.   The  Annual  Report  to
Shareholders  of the Fund,  including  financial  statements of the Fund for the fiscal year ended July 31, 2001, has previously been sent to  shareholders.  The
Semi-Annual  Report to  Shareholders of the Fund as of January 31, 2002 also has previously  been sent to  shareholders.  Upon request,  shareholders  may obtain without charge a copy of the Annual Report and Semi-Annual Report by writing the
Fund at the address above,  calling the Fund at  1.800.525.7048  or visiting the
Manager's web site at  www.oppenheimerfunds.com.  The Fund's transfer agent will provide a copy of the reports promptly upon request.

To avoid sending  duplicate  copies of materials to  households,  the Fund mails only one copy of each annual and semi-annual  report to shareholders  having the same last name and address on the Fund's  records.  The  consolidation  of these mailings,  called  householding,  benefits  the  Fund  through  reduced  mailing expenses.

If  you  want  to  receive   multiple  copies  of  these  materials  or  request
householding in the future,  you may call the Transfer Agent at  1.800.525.7048.
You may  also  notify  the  Transfer  Agent in  writing.  Individual  copies  of prospectuses  and reports  will be sent to you within 30 days after the Transfer
Agent receives your request to stop householding.

                FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Solicitation of Proxies.  The cost of preparing,  printing and mailing the proxy ballot, notice of meeting, and this Proxy Statement and all other costs incurred with the  solicitation  of proxies,  including any  additional  solicitation  by letter,  telephone  or  otherwise,  will be paid by the  Fund.  In  addition  to solicitations  by mail,  officers of the Fund or officers  and  employees of the
Transfer Agent, without extra compensation, may conduct additional solicitations personally or by telephone.

Proxies also may be solicited by a proxy  solicitation  firm hired at the Fund's expense  to  assist  in  the  solicitation  of  proxies.  As  the  Meeting  date approaches,  certain shareholders of the Fund may receive telephone calls from a representative of the solicitation firm if their vote has not yet been received.
Authorization to permit the solicitation firm to execute proxies may be obtained by  telephonic  instructions  from  shareholders  of the Fund.  Proxies that are obtained  telephonically  will be recorded in accordance with the procedures set forth below.  These procedures have been designed to reasonably  ensure that the
identity  of  the  shareholder   providing  voting  instructions  is  accurately
determined and that the voting  instructions  of the  shareholder are accurately recorded.

In all cases  where a  telephonic  proxy is  solicited,  the  solicitation  firm representative is required to ask for each shareholder's full name, address, the last four digits of the shareholder's social security or employer identification number,  title (if the  shareholder is authorized to act on behalf of an entity, such as a  corporation)  and to confirm  that the  shareholder  has received the
Proxy Statement and ballot in the mail. If the information solicited agrees with the  information  provided  to the  solicitation  firm,  the  solicitation  firm representative has the responsibility to explain the process, read the proposals listed on the proxy ballot,  and ask for the shareholder's  instructions on such proposals. The solicitation firm representative, although he or she is permitted to answer  questions  about the  process,  is not  permitted to recommend to the shareholder  how to vote.  The  solicitation  firm  representative  may read any
recommendation  set  forth  in  the  Proxy  Statement.   The  solicitation  firm
representative will record the shareholder's instructions.  Within 72 hours, the shareholder  will be sent a letter or  mailgram  to confirm  his or her vote and asking the shareholder to call the  solicitation  firm immediately if his or her instructions are not correctly reflected in the confirmation.

It is  anticipated  the cost of  engaging  a proxy  solicitation  firm would not exceed $15,000 plus the  additional  costs  substantial,  incurred in connection with contacting those shareholders that have not voted. Brokers, banks and other fiduciaries may be required to forward  soliciting  material to their principals and to obtain  authorization  for the execution of proxies.  For those services, they will be reimbursed by the Fund for their expenses.

If the  shareholder  wishes to participate in the Meeting,  but does not wish to give his or her proxy telephonically, the shareholder may still submit the proxy ballot  originally  sent with the Proxy  Statement in the postage paid  envelope provided or attend in person. Should shareholders require additional information regarding  the proxy ballot or a replacement  proxy ballot,  they may contact us toll-free  at  1.800.525.7048.  Any proxy  given by a  shareholder,  whether  in writing or by  telephone,  is revocable as described  below under the  paragraph entitled "Revoking a Proxy."

Please take a few moments to complete your proxy promptly.  You may provide your completed proxy via facsimile,  telephonically or by mailing the proxy ballot in the postage paid envelope provided. You also may cast your vote by attending the
Meeting in person.

Telephone  Voting.  The Fund has arranged to have votes  recorded by  telephone.
Shareholders  must enter a unique control number found on their respective proxy ballots before providing voting  instructions by telephone.  After a shareholder provides his or her voting instructions, those instructions are read back to the shareholder  and the  shareholder  must  confirm his or her voting  instructions
before   disconnecting  the  telephone  call.  The  voting  procedures  used  in connection  with telephone  voting are designed to reasonably  authenticate  the identity of  shareholders,  to permit  shareholders  to authorize  the voting of their shares in  accordance  with their  instructions  and to confirm that their instructions have been properly recorded.

Voting By  Broker-Dealers.  Shares  owned of record by a  broker-dealer  for the benefit  of its  customers  ("street  account  shares")  will  be  voted  by the
broker-dealer  based  on  instructions  received  from  its  customers.   If  no
instructions  are received,  the  broker-dealer  may (if permitted by applicable stock exchange rules) vote, as record holder of such shares, for the election of
Trustees and on the Proposals in the same proportion as that broker-dealer votes street account shares for which it has received  voting  instructions in time to be voted.  Beneficial  owners of street  account shares cannot vote in person at the meeting. Only record owners may vote in person at the meeting.

A  "broker  non-vote"  is deemed to exist  when a proxy  received  from a broker indicates  that the broker  does not have  discretionary  authority  to vote the shares on that  matter.  Abstentions  and  broker  non-votes  will have the same effect as a vote against the proposal.

Quorum.  A majority of the shares  outstanding and entitled to vote,  present in person or represented by proxy, constitutes a quorum at the Meeting. Shares over which  broker-dealers  have  discretionary  voting power,  shares that represent broker  non-votes and shares whose proxies reflect an abstention on any item are all counted as shares  present and entitled to vote for purposes of  determining whether the required quorum of shares exists.

Required  Vote.  Persons  nominated as Trustees  must receive a plurality of the votes  cast,  which means that the eleven (11)  nominees  receiving  the highest number of  affirmative  votes cast at the Meeting will be elected as long as the votes FOR a nominee exceed the votes AGAINST that nominee. Approval of Proposals
2 through 3 requires  the  affirmative  vote of a "majority  of the  outstanding voting  securities"  (as  defined  in the 1940  Act) of the Fund  voting  in the aggregate  and not by class.  As defined in the 1940 Act, the vote of a majority of the  outstanding  shares  means  the  vote of (1)  67% or more of the  Fund's outstanding shares present at a meeting,  if the holders of more than 50% of the outstanding  shares of the Fund are present or represented by proxy; or (2) more than 50% of the Fund's outstanding shares, whichever is less.

How are votes counted? The individuals named as proxies on the proxy ballots (or their  substitutes)  will vote  according  to your  directions  if your proxy is received and properly  executed,  or in  accordance  with the  instructions  you provide if you vote by telephone.  You may direct the proxy holders to vote your shares on a proposal by checking  the  appropriate  box "FOR" or  "AGAINST,"  or instruct them not to vote those shares on the proposal by checking the "ABSTAIN"
box. Alternatively,  you may simply sign, date and return your proxy ballot with no specific instructions as to the proposals. If you properly execute and return a proxy but fail to  indicate  how the votes  should be cast,  the proxy will be voted in favor  of the  election  of each of the  nominees  named in this  Proxy
Statement for Trustee and in favor of each Proposal.

Shares  of the  Fund  may be held by  certain  institutional  investors  for the benefit of their clients. If the institutional  investor does not timely receive
voting   instructions  from  its  clients  with  respect  to  such  Shares,  the institutional  investor may be authorized to vote such Shares, as well as Shares the  institutional  investor  itself owns, in the same  proportion as Shares for which voting instructions from clients are timely received.

Revoking a Proxy.  You may revoke a previously  granted proxy at any time before it is  exercised  by (1)  delivering  a  written  notice  to the Fund  expressly revoking your proxy, (2) signing and forwarding to the Fund a later-dated proxy, or (3) attending the Meeting and casting your votes in person.  Granted  proxies typically will be voted at the final  meeting,  but may be voted at an adjourned meeting if  appropriate.  Please be advised that the deadline for revoking  your proxy by  telephone  is 3:00 p.m.  (EST) on the last  business  day  before  the
Meeting.

Shareholder  Proposals.  The Fund is not  required  and does not  intend to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called  from time to time by either the Fund or the  shareholders  (for  certain matters and under  special  conditions  described in the Statement of Additional
Information).  Under the proxy rules of the SEC, shareholder proposals that meet certain  conditions may be included in a fund's proxy statement for a particular meeting. Those rules currently require that for future meetings, the shareholder must be a record or  beneficial  owner of Fund shares either (i) with a value of at least  $2,000 or (ii) in an  amount  representing  at least 1% of the  fund's securities  to be voted,  at the time the proposal is submitted and for one year prior  thereto,  and must continue to own such shares  through the date on which the meeting is held.  Another  requirement  relates to the timely receipt by the fund of any such  proposal.  Under  those  rules,  a  proposal  must  have  been submitted a  reasonable  time before the Fund began to print and mail this Proxy
Statement in order to be included in this Proxy Statement.  A proposal submitted for  inclusion in the Fund's proxy  material for the next special  meeting after the meeting to which this Proxy Statement relates must be received by the Fund a reasonable time before the Fund begins to print and mail the proxy materials for that  meeting.  Notice of  shareholder  proposals to be presented at the Meeting must have been received  within a reasonable  time before the Fund began to mail this  Proxy  Statement.  The fact  that  the Fund  receives  a  proposal  from a qualified  shareholder  in a timely  manner does not ensure its inclusion in the proxy material  because there are other  requirements  under the proxy rules for such inclusion.

                                  OTHER MATTERS

     The  Trustees do not intend to bring any matters  before the Meeting  other than Proposals 1 through 3 and the Trustees and the Manager are not aware of any other matters to be brought  before the Meeting by others.  Because  matters not known at the time of the solicitation may come before the Meeting,  the proxy as solicited  confers  discretionary  authority  with  respect  to such  matters as properly come before the Meeting,  including  any  adjournment  or  adjournments thereof,  and it is the intention of the persons named as  attorneys-in-fact  in the proxy (or their  substitutes)  to vote the proxy in  accordance  with  their judgment on such matters.

     In the event a quorum is not present or sufficient votes in favor of one or more  Proposals  set forth in the  Notice of  Meeting  of  Shareholders  are not received by the date of the Meeting, the persons named in the enclosed proxy (or their  substitutes)  may propose and  approve  one or more  adjournments  of the
Meeting to permit further  solicitation of proxies.  All such  adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the  session  of the  Meeting to be  adjourned.  The  persons  named as proxies on the proxy ballots (or their substitutes) will vote the Shares present in person or by proxy  (including  broker non-votes and abstentions) in favor of such an adjournment if they determine  additional  solicitation is warranted and in the interests of the Fund's shareholders.  A vote may be taken on one or more of the  proposals in this proxy  statement  prior to any such  adjournment  if a quorum is present,  sufficient  votes for its approval have been received and it is otherwise appropriate.

                                              By Order of the Board of Trustees,

                                               Robert G. Zack, Secretary
                                               June 10, 2002

EXHIBIT A

                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                      OPPENHEIMER CALIFORNIA MUNICIPAL FUND

     This  DECLARATION OF TRUST,  made as of the 16th day of September  1996, by and among the individuals  executing this  Declaration of Trust as the Trustees`
and amended and restated this 5th day of August, 2002.

     WHEREAS,  the Trustees wish to establish a trust fund under the laws of the
Commonwealth  of  Massachusetts,  for the investment and  reinvestment  of funds contributed thereto;

     NOW,   THEREFORE,   the  Trustees  declare  that  all  money  and  property
contributed  to the trust fund  hereunder  shall be held and managed  under this
Declaration of Trust in trust as herein set forth below.

         ARTICLE FIRST - NAME
         -------------   ----

     This Trust shall be known as OPPENHEIMER  CALIFORNIA  MUNICIPAL  FUND`. The address of  Oppenheimer  California  Municipal  Fund is 6803 South  Tucson  Way,
Englewood,  CO 80112. The Registered  Agent for Service is Massachusetts  Mutual
Life Insurance Company,  1295 State Street,  Springfield,  Massachusetts  01111,
Attention: Stephen Kuhn, Esq.

         ARTICLE SECOND - DEFINITIONS
         --------------   -----------

     Whenever  used  herein,   unless  otherwise  required  by  the  context  or
specifically provided:

     1. All terms used in this Declaration of Trust that are defined in the 1940
Act (defined below) shall have the meanings given to them in the 1940 Act.

     2. "1940 Act"  refers to the  Investment  Company Act of 1940 and the Rules and Regulations of the Commission thereunder, all as amended from time to time.

     3.  "Board" or "Board of  Trustees"  or the  "Trustees"  means the Board of
Trustees of the Trust.

     4. "By-Laws" means the By-Laws of the Trust as amended from time to time.

     5. "Class" means a class of a series of shares of the Trust established and designated under or in accordance with the provisions of Article FOURTH.

     6. "Commission" means the Securities and Exchange Commission.

     7. "Declaration of Trust" shall mean this Amended and Restated  Declaration of Trust as it may be amended or restated from time to time.

     8. "Majority Vote of  Shareholders"  shall mean, with respect to any matter on which the  Shares of the Trust or of a Series or Class  thereof,  as the case may be,  may be  voted,  the  "vote  of a  majority  of the  outstanding  voting securities"  (as  defined  in the 1940 Act or the rules and  regulations  of the
Commission thereunder) of the Trust or such Series or Class, as the case may be.

     9. "Net asset value" means, with respect to any Share of any Series, (i) in the case of a Share of a Series whose Shares are not divided into  Classes,  the quotient  obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities  belonging to that  Series) by the total number of Shares of that Series  outstanding,  and
(ii) in the case of a Share of a Class of Shares of a Series  whose  Shares  are divided into  Classes,  the  quotient  obtained by dividing the value of the net assets of that  Series  allocable  to such Class  (being the value of the assets belonging to that Series allocable to such Class less the liabilities  belonging to such  Class) by the total  number of Shares of such  Class  outstanding;  all determined  in accordance  with the methods and  procedures,  including  without limitation those with respect to rounding, established by the Trustees from time to time.

     10.  "Series"  refers to series  of  shares  of the Trust  established  and designated under or in accordance with the provisions of Article FOURTH.

     11. "Shareholder" means a record owner of Shares of the Trust.

     12.  "Shares" refers to the  transferable  units of interest into which the beneficial  interest  in the  Trust or any  Series or Class of the Trust (as the
context may require)  shall be divided from time to time and includes  fractions of Shares as well as whole Shares.

     13.  "Trust"  refers to the  Massachusetts  business  trust created by this
Declaration of Trust, as amended or restated from time to time.

     14.  "Trustees"  refers to the  individual  trustees  in their  capacity as trustees  hereunder of the Trust and their  successor or successors for the time being in office as such trustees.

         ARTICLE THIRD - PURPOSE OF TRUST
         -------------   ----------------

     The purpose or purposes  for which the Trust is formed and the  business or objects to be transacted, carried on and promoted by it are as follows:

     1. To hold,  invest or reinvest its funds,  and in connection  therewith to hold part or all of its funds in cash,  and to  purchase or  otherwise  acquire, hold for investment or otherwise,  sell, lend, pledge,  mortgage,  write options on,  lease,  sell short,  assign,  negotiate,  transfer,  exchange or  otherwise dispose  of  or  turn  to  account  or  realize  upon,  securities  (which  term
"securities"  shall for the  purposes  of this  Declaration  of  Trust,  without limitation of the generality thereof,  be deemed to include any stocks,  shares, bonds,  financial futures contracts,  indexes,  debentures,  notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing  rights  to  receive,  purchase  or  subscribe  for  the  same,  or evidencing  or  representing  any other rights or interests  therein,  or in any property or assets)  created or issued by any issuer (which term "issuer"  shall for the  purposes  of this  Declaration  of  Trust,  without  limitation  of the generality  thereof,  be deemed to include  any  persons,  firms,  associations, corporations,  syndicates, business trusts, partnerships,  investment companies, combinations,  organizations,  governments,  or  subdivisions  thereof)  and  in
financial   instruments   (whether   they  are   considered   as  securities  or
commodities); and to exercise, as owner or holder of any securities or financial instruments, all rights, powers and privileges in respect thereof; and to do any and all  acts and  things  for the  preservation,  protection,  improvement  and enhancement in value of any or all such securities or financial instruments.

     2. To borrow money and pledge assets in connection  with any of the objects or purposes of the Trust,  and to issue  notes or other  obligations  evidencing such  borrowings,  to the extent  permitted  by the 1940 Act and by the  Trust's fundamental investment policies under the 1940 Act.

     3. To issue and sell its Shares in such  Series and Classes and amounts and on such terms and  conditions,  for such purposes and for such amount or kind of
consideration   (including  without  limitation  thereto,   securities)  now  or
hereafter permitted by the laws of the Commonwealth of Massachusetts and by this
Declaration of Trust, as the Trustees may determine.

     4. To purchase or otherwise acquire,  hold,  dispose of, resell,  transfer, reissue,  redeem or cancel its Shares, or to classify or reclassify any unissued
Shares or any Shares  previously  issued and  reacquired  of any Series or Class into one or more Series or Classes that may have been established and designated from time to time,  all without the vote or consent of the  Shareholders  of the
Trust,  in any  manner  and to the extent  now or  hereafter  permitted  by this
Declaration of Trust.

     5. To conduct its  business in all its  branches at one or more  offices in
New York,  Colorado and elsewhere in any part of the world,  without restriction or limit as to extent.

     6. To  carry  out  all or any of the  foregoing  objects  and  purposes  as principal  or  agent,  and  alone or with  associates  or to the  extent  now or hereafter  permitted  by the laws of  Massachusetts,  as a member  of, or as the owner or holder of any securities or other  instruments of, or share of interest in, any issuer, and in connection  therewith or make or enter into such deeds or contracts  with any issuers and to do such acts and things and to exercise  such powers, as a natural person could lawfully make, enter into, do or exercise.

     7. To do any and all such  further  acts and things and to exercise any and all such further powers as may be necessary,  incidental,  relative,  conducive, appropriate or desirable for the  accomplishment,  carrying out or attainment of all or any of the foregoing purposes or objects.

     The foregoing  objects and purposes  shall,  except as otherwise  expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other  Article of this  Declaration of Trust,  and shall each be regarded as independent  and construed as powers as well as objects and purposes, and the enumeration of specific purposes,  objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general  powers of the Trust now or hereafter  conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to  exclude  another,  though it be of a similar  or  dissimilar nature, not expressed;  provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state,  territory,  district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         ARTICLE FOURTH - SHARES
         --------------   ------

     1. The beneficial  interest in the Trust shall be divided into Shares,  all with $.001 par value per share,  but the Trustees  shall have the authority from time to time,  without  obtaining  shareholder  approval,  to create one or more
Series  of  Shares  in  addition  to the  Series  specifically  established  and designated  in part 3 of this  Article  FOURTH,  and to divide the shares of any
Series into two or more Classes  pursuant to part 2 of this Article FOURTH,  all as they deem necessary or desirable,  to establish and designate such Series and
Classes, and to fix and determine the relative rights and preferences as between the  different  Series of Shares or  Classes as to right of  redemption  and the price,  terms and manner of redemption,  liabilities and expenses to be borne by any Series or Class,  special  and  relative  rights as to  dividends  and other
distributions   and  on  liquidation,   sinking  or  purchase  fund  provisions,
conversion on liquidation,  conversion  rights,  and conditions  under which the several  Series or Classes  shall  have  individual  voting  rights or no voting rights.  Except as  established  by the Trustees  with respect to such Series or
Classes,  pursuant  to the  provisions  of this  Article  FOURTH,  and except as otherwise  provided herein,  all Shares of the different Series and Classes of a
Series, if any, shall be identical.

     (a) The number of authorized Shares and the number of Shares of each Series and each Class of a Series that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class of any Series for such  consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up),  or may reduce the number of issued Shares of a Series or
Class in proportion to the relative net asset value of the Shares of such Series or Class, all without action or approval of the Shareholders. All Shares when so issued  on the  terms  determined  by the  Trustees  shall  be  fully  paid  and non-assessable.  The Trustees may classify or reclassify any unissued  Shares or any Shares  previously  issued  and  reacquired  of any Series  into one or more
Series or Classes of Series that may be established  and designated from time to time.  The  Trustees  may hold as  treasury  Shares  (of the same or some  other
Series), reissue for such consideration and on such terms as they may determine, or cancel,  at their discretion from time to time, any Shares  reacquired by the
Trust.

     (b) The  establishment  and  designation  of any Series or any Class of any
Series in addition to that  established and designated in part 3 of this Article
FOURTH  shall be  effective  upon either (i) the  execution by a majority of the
Trustees of an instrument  setting forth such  establishment and designation and the relative rights and preferences of such Series or such Class of such Series, whether  directly in such instrument or by reference to, or approval of, another document that sets forth such relative  rights and  preferences of the Series or any  Class  of  any  Series  including,  without  limitation,  any  registration statement of the Trust,  (ii) upon the  execution of an instrument in writing by an officer of the Trust  pursuant to the vote of a majority of the Trustees,  or
(iii) as otherwise  provided in either such  instrument.  At any time that there are  no  Shares  outstanding  of  any  particular  Series  or  Class  previously established  and  designated,  the Trustees may by an  instrument  executed by a majority of their  number or by an officer of the Trust  pursuant to a vote of a majority of the Trustees abolish that Series or Class and the  establishment and designation  thereof.  Each instrument referred to in this paragraph shall be an amendment  to this  Declaration  of Trust,  and the  Trustees  may make any such amendment without shareholder approval.

     (c) Any Trustee,  officer or other agent of the Trust, and any organization in which any such person is  interested  may acquire,  own,  hold and dispose of
Shares of any Series or Class of any  Series of the Trust to the same  extent as if such person were not a Trustee,  officer or other agent of the Trust; and the
Trust may issue and sell or cause to be issued and sold and may purchase  Shares of any  Series  or  Class  of any  Series  from  any  such  person  or any  such organization  subject  only to the general  limitations,  restrictions  or other provisions  applicable to the sale or purchase of Shares of such Series or Class generally.

     2. (a) Classes.  The Trustees shall have the exclusive  authority from time to time,  without obtaining  shareholder  approval,  to divide the Shares of any
Series into two or more  Classes as they deem  necessary  or  desirable,  and to establish and  designate  such  Classes.  In such event,  each Class of a Series shall  represent  interests in the designated  Series of the Trust and have such voting,  dividend,  liquidation  and  other  rights  as may be  established  and designated  by the  Trustees.  Expenses  and  liabilities  related  directly  or indirectly  to the  Shares  of a Class of a Series  may be borne  solely by such
Class (as shall be determined by the Trustees)  and, as provided in this Article
FOURTH. The bearing of expenses and liabilities solely by a Class of Shares of a
Series  shall  be  appropriately  reflected  (in the  manner  determined  by the
Trustees) in the net asset value,  dividend and liquidation rights of the Shares of such Class of a Series.  The  division of the Shares of a Series into Classes and the terms and  conditions  pursuant  to which the Shares of the Classes of a
Series will be issued must be made in compliance  with the 1940 Act. No division of Shares of a Series into  Classes  shall  result in the creation of a Class of
Shares having a preference as to dividends or  distributions  or a preference in the event of any  liquidation,  termination  or winding up of the Trust,  to the extent such a preference  is  prohibited by Section 18 of the 1940 Act as to the
Trust.  The  fact  that a Series  shall  have  initially  been  established  and designated  without any specific  establishment or designation of Classes (i.e., that all Shares of such Series are initially of a ---- single Class),  or that a
Series shall have more than one  established  and  designated  Class,  shall not limit the authority of the Trustees to establish and designate separate Classes, or one or more  additional  Classes,  of said  Series  without  approval  of the holders of the initial Class thereof,  or previously  established and designated
Class or Classes thereof.

     (b) Class  Differences.  The relative rights and preferences of the Classes of any Series may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion,  provided that such differences are set forth in the instrument  establishing  and designating such Classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the
Trust pursuant to a vote of a majority of the Trustees).

     The relative  rights and  preferences  of each Class of Shares shall be the same in all  respects  except  that,  and unless and until the Board of Trustees shall  determine  otherwise:  (i) when a vote of  Shareholders is required under this  Declaration  of Trust or when a meeting of  Shareholders  is called by the
Board of Trustees,  the Shares of a Class shall vote exclusively on matters that affect that Class only;  (ii) the  expenses and  liabilities  related to a Class shall be borne solely by such Class (as  determined  and allocated to such Class by the Trustees from time to time in a manner  consistent  with parts 2 and 3 of this Article FOURTH); and (iii) pursuant to part 10 of Article NINTH, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then  effective  prospectus  and/or  statement of additional information relating to the Shares. Dividends and distributions on each Class of
Shares may differ from the dividends and  distributions on any other such Class, and the net asset  value of each Class of Shares  may differ  from the net asset value of any other such Class.

     3. Without  limiting the authority of the Trustees set forth in parts 1 and
2 of this  Article  FOURTH to  establish  and  designate  any further  Series or
Classes of Series, the Trustees hereby establish one Series of Shares having the same name as the Trust,  and said  Shares  shall be divided  into four  Classes, which shall be designated  Class A, Class B, Class C and Class Y. In addition to the rights and  preferences  described in parts 1 and 2 of this  Article  FOURTH with respect to Series and Classes,  the Series and Classes  established  hereby shall have the relative rights and preferences  described in this part 3 of this
Article FOURTH.  The Shares of any Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees  otherwise determine with respect to some Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) Assets Belonging to Series or Class. All consideration  received by the
Trust  for the  issue or sale of  Shares  of a  particular  Series  or any Class thereof,  together  with all assets in which such  consideration  is invested or reinvested,  all income, earnings,  profits, and proceeds thereof, including any proceeds derived from the sale,  exchange or liquidation of such assets, and any funds or payments  derived from any  reinvestment  of such  proceeds in whatever form  the same may be,  shall  irrevocably  belong  to that  Series  (and may be allocated to any Classes  thereof) for all purposes,  subject only to the rights of  creditors,  and shall be so recorded upon the books of account of the Trust.
Such consideration,  assets,  income,  earnings,  profits, and proceeds thereof, including any proceeds  derived from the sale,  exchange or  liquidation of such assets,  and any  funds  or  payments  derived  from  any  reinvestment  of such proceeds,  in whatever  form the same may be,  together  with any General  Items allocated  to that  Series as  provided in the  following  sentence,  are herein referred to as "assets  belonging  to" that Series.  In the event that there are any assets, income, earnings,  profits, and proceeds thereof, funds, or payments which  are not  readily  identifiable  as  belonging  to any  particular  Series
(collectively  "General Items"),  the Trustees shall allocate such General Items to and among any one or more of the Series  established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and  equitable;  and any General Items so allocated to a particular  Series shall belong to that Series (and be allocable to any Classes thereof). Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series (and any Classes  thereof) for all  purposes.  No  Shareholder  or former  Shareholder of any Series or Class shall have a claim on or any right to any assets allocated or belonging to any other Series or Class.

     (b) (1) Liabilities Belonging to Series. The liabilities,  expenses, costs, charges and reserves  attributable to each Series shall be charged and allocated to the assets  belonging to each  particular  Series.  Any general  liabilities, expenses, costs, charges and reserves of the Trust which are not identifiable as belonging  to any  particular  Series  shall be  allocated  and  charged  by the
Trustees to and among any one or more of the Series  established  and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.  The liabilities,  expenses,  costs, charges and reserves  allocated and so charged to each Series are herein  referred to as
"liabilities   belonging  to"  that  Series.  Each  allocation  of  liabilities, expenses,  costs,  charges and reserves by the Trustees  shall be conclusive and binding upon the shareholders of all Series for all purposes.

     (2) Liabilities Belonging to a Class. If a Series is divided into more than one Class, the liabilities,  expenses,  costs, charges and reserves attributable to a  Class  shall  be  charged  and  allocated  to  the  Class  to  which  such liabilities,  expenses, costs, charges or reserves are attributable. Any general liabilities,  expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Classes  established and  designated  from  time  to time in such  manner  and on such  basis  as the
Trustees in their sole  discretion  deem fair and  equitable.  The  liabilities, expenses, costs, charges and reserves allocated and so charged to each Class are herein referred to as "liabilities  belonging to" that Class. Each allocation of liabilities,  expenses,  costs,  charges and reserves by the  Trustees  shall be conclusive and binding upon the holders of all Classes for all purposes.

     (c) Dividends. Dividends and distributions on Shares of a particular Series or Class may be paid to the holders of Shares of that Series or Class, with such frequency  as the  Trustees  may  determine,  which  may be daily  or  otherwise pursuant to a standing  resolution or resolutions adopted only once or with such frequency as the Trustees may determine,  from such of the income, capital gains accrued or realized,  and capital and surplus, from the assets belonging to that
Series, or in the case of a Class,  belonging to such Series and being allocable to such Class,  as the Trustees may  determine,  after  providing for actual and accrued  liabilities  belonging  to such  Series or  Class.  All  dividends  and distributions on Shares of a particular Series or Class shall be distributed pro rata to the  Shareholders of such Series or Class in proportion to the number of
Shares of such Series or Class held by such Shareholders at the date and time of record  established for the payment of such dividends or  distributions,  except that in connection  with any dividend or  distribution  program or procedure the
Trustees  may  determine  that no dividend or  distribution  shall be payable on
Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times  established by the Trustees under such program or procedure.  Such  dividends and  distributions  may be made in cash or Shares of that Series or Class or a  combination  thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election  by each  Shareholder  of the mode of the  making of such  dividend  or distribution  to that  Shareholder.  Any such dividend or  distribution  paid in
Shares will be paid at the net asset value  thereof as  determined in accordance with part 13 of Article SEVENTH. Notwithstanding anything in this Declaration of
Trust to the  contrary,  the Trustees  may at any time declare and  distribute a dividend  of stock or  other  property  pro rata  among  the  Shareholders  of a particular  Series or Class at the date and time of record  established  for the payment of such dividends or distributions.

     (d)  Liquidation.  In the event of the  liquidation  or  dissolution of the
Trust or any Series or Class thereof,  the  Shareholders  of each Series and all
Classes of each Series that have been  established  and designated and are being liquidated  and  dissolved  shall be entitled to receive,  as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to that
Series or, in the case of a Class,  belonging  to that Series and  allocable  to that Class,  over the  liabilities  belonging to that Series or Class.  Upon the liquidation  or dissolution of the Trust or any Series or Class pursuant to this part 3(d) of this Article  FOURTH the  Trustees  shall make  provisions  for the payment of all outstanding obligations, taxes and other liabilities,  accrued or contingent, of the Trust or that Series or Class. The assets so distributable to the Shareholders of any particular  Class and Series shall be distributed  among such  Shareholders in proportion to the relative net asset value of such Shares.
The  liquidation of the Trust or any  particular  Series or Class thereof may be authorized  at any time by vote of a  majority  of the  Trustees  or  instrument executed by a majority of their  number then in office,  provided  the  Trustees find that it is in the best interest of the Shareholders of such Series or Class or as  otherwise  provided  in  this  Declaration  of  Trust  or the  instrument establishing  such Series or Class. The Trustees shall provide written notice to affected  shareholders  of a termination  effected  under this part 3(d) of this
Article FOURTH.

     (e)  Transfer.  All  Shares of each  particular  Series  or Class  shall be transferable,  but transfers of Shares of a particular  Class and Series will be recorded on the Share transfer records of the Trust applicable to such Series or
Class of that Series,  as kept by the Trust or by any transfer or similar agent, as the case may be, only at such times as  Shareholders  shall have the right to require the Trust to redeem Shares of such Series or Class of that Series and at such other times as may be permitted by the Trustees.

     (f) Equality.  Except as provided  herein or in the instrument  designating and establishing any Series or Class, all Shares of a particular Series or Class shall represent an equal proportionate  interest in the assets belonging to that
Series,  or in the case of a Class,  belonging  to that Series and  allocable to that Class, (subject to the liabilities belonging to that Series or that Class), and each Share of any  particular  Series or Class  shall be equal to each other
Share of that Series or Class;  but the  provisions of this  sentence  shall not restrict any distinctions  permissible  under this Article FOURTH that may exist with respect to Shares of the  different  Classes of a Series.  The Trustees may from time to time divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares of that Class or Series  provided that such  division  or  combination  does not  change the  proportionate  beneficial interest in the assets belonging to that Series or allocable to that Class or in any way affect the rights of Shares of any other Class or Series.

     (g)  Fractions.  Any fractional  Share of any Class or Series,  if any such fractional Share is outstanding,  shall carry proportionately all the rights and obligations  of a whole Share of that Class and Series,  including  those rights and obligations with respect to voting,  receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (h) Conversion  Rights.  Subject to compliance with the requirements of the
1940 Act, the Trustees  shall have the  authority to provide that (i) holders of
Shares of any Series shall have the right to exchange said Shares into Shares of one or more other  Series of Shares,  (ii)  holders of shares of any Class shall have the right to exchange  said Shares into Shares of one or more other Classes of the same or a different  Series,  and/or (iii) the Trust shall have the right to carry out  exchanges of the aforesaid  kind, in each case in accordance  with such requirements and procedures as may be established by the Trustees.

     (i)  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust,  which books shall be maintained  separately for the Shares of each Class and Series that has been established and designated.  No  certification  certifying the ownership of
Shares need be issued except as the Trustees may otherwise  determine  from time to time. The Trustees may make such rules as they consider  appropriate  for the issuance of Share certificates, the use of facsimile signatures, the transfer of
Shares and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent,  as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Class and Series held from time to time by each such Shareholder.

     (j)  Investments in the Trust.  The Trustees may accept  investments in the
Trust  from  such  persons  and on such  terms and for such  consideration,  not inconsistent  with the  provisions  of the 1940  Act,  as they from time to time authorize or determine.  Such investments may be in the form of cash, securities or other property in which the appropriate Series is authorized to invest,  hold or own,  valued as  provided  in part 13,  Article  SEVENTH.  The  Trustees  may authorize any distributor,  principal underwriter,  custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such  authorized  terms and to reject  any  purchase  or sale  orders for Shares whether or not conforming to such authorized terms.

         ARTICLE FIFTH - SHAREHOLDERS' VOTING POWERS AND MEETINGS
         -------------   ----------------------------------------

The following provisions are hereby adopted with respect to voting Shares of the
Trust and certain other rights:

     1. The Shareholders  shall have the power to vote only (a) for the election of Trustees when that issue is submitted to Shareholders, or removal of Trustees to the  extent  and as  provided  in  Article  SIXTH,  (b) with  respect  to the amendment of this Declaration of Trust to the extent and as provided in part 12,
Article  NINTH,  (c) with respect to  transactions  with respect to the Trust, a
Series or Class as provided in part 4(a),  Article NINTH, (d) to the same extent as the shareholders of a Massachusetts  business  corporation,  as to whether or not a court  action,  proceeding  or  claim  should  be  brought  or  maintained derivatively  or as a class  action on behalf of the Trust any Series,  Class or the Shareholders, (e) with respect to those matters relating to the Trust as may be required by the 1940 Act or required by law, by this Declaration of Trust, or the By-Laws of the Trust or any  registration  statement of the Trust filed with the Commission or any State, or as the Trustees may consider desirable,  and (f)
with  respect  to any  other  matter  as to which the  Trustees,  in their  sole discretion, shall submit to the Shareholders.

     2. The Trust will not hold shareholder meetings unless required by the 1940
Act, the provisions of this  Declaration of Trust, or any other  applicable law.
The Trustees may call a meeting of shareholders from time to time.

     3. As to each matter submitted to a vote of Shareholders,  each Shareholder shall  be  entitled  to one vote for each  whole  Share  and to a  proportionate fractional vote for each fractional Share standing in such Shareholder's name on the books of the Trust  irrespective  of the Series thereof or the Class thereof and all Shares of all Series and Classes  shall vote together as a single Class;
provided,  however,  that (i) as to any matter with  respect to which a separate vote of one or more Series or Classes thereof is required by the 1940 Act or the provisions of the writing establishing and designating the Series or Class, such requirements  as to a separate  vote by such Series or Class thereof shall apply in lieu of all Shares of all Series and  Classes  thereof  voting  together as a single Class;  and (ii) as to any matter which affects only the interests of one or more particular Series or Classes thereof,  only the holders of Shares of the one or more affected  Series or Classes  thereof shall be entitled to vote,  and each such Series or Class shall vote as a separate Class. All Shares of a Series shall have identical voting rights,  and all Shares of a Class of a Series shall have identical voting rights. Shares may be voted in person or by proxy. Proxies may be given by or on behalf of a  Shareholder  orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process.

     4. Except as required by the 1940 Act or other applicable law, the presence in person or by proxy of  one-third  of the Shares  entitled  to vote shall be a quorum for the  transaction of business at a  Shareholders'  meeting,  provided, however, that if any action to be taken by the Shareholders of a Series or Class requires  an  affirmative  vote of a majority,  or more than a majority,  of the
Shares  outstanding  and  entitled to vote,  then with respect to voting on that particular issue the presence in person or by proxy of the holders of a majority of the  Shares  outstanding  and  entitled  to  vote  at  such a  meeting  shall constitute a quorum for the  transaction of business with respect to such issue.
Any number less than a quorum shall be sufficient  for  adjournments.  If at any meeting  of the  Shareholders  there  shall be less than a quorum  present  with respect to a  particular  issue to be voted on, such  meeting may be  adjourned, without  further  notice,  with  respect to such issue from time to time until a quorum shall be present  with  respect to such issue,  but voting may take place with  respect  to  issues  for  which  a  quorum  is  present.  Any  meeting  of
Shareholders,  whether or not a quorum is present, may be adjourned with respect to any one or more items of business for any lawful  purpose,  provided  that no meeting  shall be  adjourned  for more than six  months  beyond  the  originally scheduled  date.  Any  adjourned  session  or  sessions  may be  held,  within a reasonable time after the date for the original meeting without the necessity of further notice. A majority of the Shares voted at a meeting at which a quorum is present shall decide any questions and a plurality shall elect a Trustee, except when a  different  vote is required  by any  provision  of the 1940 Act or other applicable law or by this Declaration of Trust or By-Laws.

     5. Each Shareholder, upon request to the Trust in proper form determined by the Trust,  shall be entitled to require the Trust to redeem from the net assets of that  Series all or part of the Shares of such  Series and Class  standing in the name of such Shareholder.  The method of computing such net asset value, the time at which such net asset value shall be computed  and the time within  which the Trust  shall make  payment  therefor,  shall be  determined  as  hereinafter provided in Article SEVENTH of this  Declaration of Trust.  Notwithstanding  the foregoing,  the Trustees,  when  permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

     6. No  Shareholder  shall,  as such  holder,  have any right to purchase or subscribe  for any  Shares of the Trust  which it may issue or sell,  other than such right, if any, as the Trustees, in their discretion, may determine.

     7. All persons who shall  acquire  Shares shall acquire the same subject to the provisions of the Declaration of Trust.

     8. Cumulative voting for the election of Trustees shall not be allowed.

         ARTICLE SIXTH - THE TRUSTEES
         -------------   ------------

     1. The persons who shall act as Trustees  until their  successors  are duly chosen and qualify are the trustees  executing this  Declaration of Trust or any counterpart  thereof.  However,  the  By-Laws of the Trust may fix the number of
Trustees at a number  greater or lesser than the number of initial  Trustees and may  authorize  the Trustees to increase or decrease the number of Trustees,  to fill any  vacancies  on the Board which may occur for any reason  including  any vacancies  created by any such  increase in the number of  Trustees,  to set and alter the terms of office of the  Trustees  and to lengthen or lessen  their own terms of  office or make  their  terms of office  of  indefinite  duration,  all subject  to the 1940 Act,  as  amended  from time to time,  and to this  Article
SIXTH.  Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

     2. A Trustee at any time may be  removed  either  with or without  cause by resolution duly adopted by the affirmative  vote of the holders of two-thirds of the  outstanding  Shares,  present  in  person  or by  proxy at any  meeting  of
Shareholders  called  for such  purpose;  such a meeting  shall be called by the
Trustees  when  requested in writing to do so by the record  holders of not less than ten per centum of the outstanding  Shares. A Trustee may also be removed by the Board of Trustees, as provided in the By-Laws of the Trust.

     3. The Trustees  shall make  available a list of names and addresses of all
Shareholders as recorded on the books of the Trust,  upon receipt of the request in writing signed by not less than ten Shareholders  (who have been shareholders for at least six months) holding in the aggregate  shares of the Trust valued at not less  than  $25,000  at  current  offering  price  (as  defined  in the then effective Prospectus and/or Statement of Additional  Information relating to the
Shares  under  the  Securities  Act of 1933,  as  amended  from time to time) or holding  not less than 1% in amount of the  entire  amount of Shares  issued and outstanding;  such request must state that such Shareholders wish to communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting  to  take  action  pursuant  to  part 2 of  this  Article  SIXTH  and be accompanied by a form of communication to the Shareholders. The Trustees may, in their  discretion,  satisfy their  obligation under this part 3 by either making available the Shareholder list to such  Shareholders at the principal offices of the Trust,  or at the  offices of the Trust's  transfer  agent,  during  regular business hours, or by mailing a copy of such  communication and form of request, at the expense of such requesting Shareholders,  to all other Shareholders,  and the Trustees may also take such other action as may be permitted  under  Section
16(c) of the 1940 Act.

         ARTICLE SEVENTH - POWERS OF TRUSTEES
         ---------------   ------------------

     The following  provisions  are hereby  adopted for the purpose of defining, limiting  and  regulating  the  powers  of  the  Trust,  the  Trustees  and  the
Shareholders.

     1. As soon  as any  Trustee  is duly  elected  by the  Shareholders  or the
Trustees and shall have accepted this Trust,  the Trust estate shall vest in the new Trustee or Trustees,  together  with the  continuing  Trustees,  without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

     2. The death, declination,  resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the
Trust or any  Series  but the Trust  shall  continue  in full  force and  effect pursuant to the terms of this Declaration of Trust.

     3. The assets of the Trust shall be held separate and apart from any assets now or  hereafter  held in any capacity  other than as Trustee  hereunder by the
Trustees or any successor Trustees.  All of the assets of the Trust shall at all times be considered as vested in the Trustees.  No Shareholder  shall have, as a holder of  beneficial  interest  in the  Trust,  any  authority,  power or right whatsoever to transact  business for or on behalf of the Trust,  or on behalf of the Trustees,  in connection with the property or assets of the Trust, or in any part thereof.

     4. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and  authority to do any and all acts and to make and execute,  and to authorize the officers and agents of the Trust to make and execute,  any and all contracts and  instruments  that they may consider  necessary or appropriate in connection with the management of the Trust.  Except as otherwise provided herein or in the
1940 Act,  the  Trustees  shall not in any way be bound or limited by present or future  laws or  customs  in regard to Trust  investments,  but shall  have full authority  and  power  to make  any and all  investments  which  they,  in their uncontrolled  discretion and to the same extent as if the Trustees were the sole owners of the assets of the Trust and the  business  in their own  right,  shall deem proper to accomplish  the purpose of this Trust.  Subject to any applicable limitation in this  Declaration of Trust or by the By-Laws of the Trust,  and in
addition to the powers otherwise  granted herein,  the Trustees shall have power and authority:

     (a) to adopt  By-Laws  not  inconsistent  with  this  Declaration  of Trust providing  for the conduct of the business of the Trust,  including  meetings of the  Shareholders  and  Trustees,  and other related  matters,  and to amend and repeal  them  to  the  extent  that  they  do  not  reserve  that  right  to the
Shareholders;

     (b) to elect and remove  such  officers  and  appoint  and  terminate  such officers as they consider  appropriate with or without cause, and to appoint and terminate  agents and consultants and hire and terminate  employees,  any one or more of the  foregoing  of  whom  may be a  Trustee,  and  may  provide  for the compensation  of all of the  foregoing;  to appoint and designate from among the
Trustees  or  other  qualified  persons  such  committees  as the  Trustees  may determine  and to  terminate  any such  committee  and remove any member of such committee;

     (c) to employ as  custodian  of any assets of the Trust one or more  banks, trust companies,  companies that are members of a national securities  exchange, or any other entity  qualified and eligible to act as a custodian under the 1940
Act, as  modified by or  interpreted  by any  applicable  order or orders of the
Commission or any rules or regulations  adopted or interpretive  releases of the
Commission  thereunder,  subject to any conditions set forth in this Declaration of Trust or in the By-Laws,  and may authorize  such  depository or custodian to employ subcustodians or agents;

     (d) to retain one or more transfer agents and shareholder servicing agents, or both,  and may authorize such transfer  agents or servicing  agents to employ sub-agents;

     (e) to provide for the  distribution  of Shares either  through a principal underwriter or the Trust itself or both or otherwise;

     (f) to set record  dates by  resolution  of the  Trustees  or in the manner provided for in the By-Laws of the Trust;

     (g) to delegate such  authority as they consider  desirable to any officers of the Trust and to any investment advisor,  manager,  custodian or underwriter, or other agent or independent contractor;

     (h) to vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver  powers of attorney to or  otherwise  authorize  by standing policies  adopted by the Trustees,  such person or persons as the Trustees shall deem proper,  granting to such person or persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

     (j) to hold any  security or property in a form not  indicating  any trust, whether in bearer, unregistered or other negotiable form, either in its own name or in the  name  of a  custodian,  subcustodian  or a  nominee  or  nominees  or otherwise;

     (k) to  consent  to or  participate  in any  plan  for the  reorganization, consolidation or merger of any corporation or concern,  any security of which is held in the Trust; to consent to any contract,  lease,  mortgage,  purchase,  or sale  of  property  by  such  corporation  or  concern,  and  to  pay  calls  or subscriptions with respect to any security or instrument held in the Trust;

     (l) to join with other  holders of any  security  or  instrument  in acting through a  committee,  depositary,  voting  trustee  or  otherwise,  and in that connection to deposit any security or instrument  with, or transfer any security to, any such  committee,  depositary  or  trustee,  and to delegate to them such power and authority  with relation to any security  (whether or not so deposited or transferred)  as the Trustees shall deem proper,  and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (m) to sue or be sued in the name of the Trust;

     (n) to  compromise,  arbitrate,  or otherwise  adjust claims in favor of or against the Trust or any matter in  controversy  including,  but not limited to, claims for taxes;

     (o) to make,  by  resolutions  adopted  by the  Trustees  or in the  manner provided  in the  By-Laws,  distributions  of  income  and of  capital  gains to
Shareholders;

     (p) to borrow money and to pledge,  mortgage or  hypothecate  the assets of the Trust or any part thereof,  to the extent and in the manner permitted by the
1940 Act;

     (q) to enter into investment advisory or management  contracts,  subject to the  1940  Act,  with  any  one  or  more  corporations,  partnerships,  trusts, associations or other persons;

     (r) to make loans of cash and/or securities or other assets of the Trust;

     (s) to change  the name of the Trust or any Class or Series of the Trust as they consider appropriate without prior shareholder approval;

     (t) to establish  officers' and Trustees' fees or compensation  and fees or compensation  for  committees  of the  Trustees  to be paid by the Trust or each
Series thereof in such manner and amount as the Trustees may determine;

     (u) to invest all or any portion of the  Trust's  assets in any one or more registered  investment  companies,  including investment by means of transfer of such assets in exchange for an interest or interests in such investment  company or investment companies or by any other means approved by the Trustees;

     (v) to determine  whether a minimum  and/or  maximum  value should apply to accounts  holding  shares,  to fix such values and establish  the  procedures to cause the involuntary  redemption of accounts that do not satisfy such criteria;
and

     (w) to enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (x) to endorse or guarantee  the payment of any notes or other  obligations of any person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (y) to purchase and pay for entirely out of Trust  property such  insurance and/or bonding as they may deem necessary or appropriate  for the conduct of the business, including, without limitation,  insurance policies insuring the assets of the Trust  and  payment  of  distributions  and  principal  on its  portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,   employees,  agents,  consultants,   investment  advisors,  managers,
administrators,    distributors,    principal   underwriters,   or   independent
contractors,  or any thereof (or any person connected  therewith),  of the Trust individually  against  all claims and  liabilities  of every  nature  arising by reason of  holding,  being or having  held any such  office or  position,  or by reason of any action alleged to have been taken or omitted by any such person in any such capacity,  including any action taken or omitted that may be determined to  constitute  negligence,  whether  or not the Trust  would  have the power to indemnify such person against such liability;

     (z) to pay pensions  for faithful  service,  as deemed  appropriate  by the
Trustees, and to adopt, establish and carry out pension,  profit-sharing,  share bonus,  share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and  annuity  contracts  as a means  of  providing  such  retirement  and  other benefits, for any or all of the Trustees,  officers, employees and agents of the
Trust;

     (aa) to adopt on behalf  of the Trust or any  Series  with  respect  to any
Class thereof a plan of distribution and related  agreements thereto pursuant to the terms of Rule 12b-1 of the 1940 Act and to make  payments from the assets of the Trust or the relevant Series pursuant to said Rule 12b-1 Plan;

     (bb) to operate as and carry on the business of an  investment  company and to exercise  all the powers  necessary  and  appropriate  to the conduct of such operations;

     (cc) to issue, sell, repurchase,  redeem,  retire,  cancel,  acquire, hold, resell,  reissue,  dispose of, and otherwise deal in Shares and,  subject to the provisions set forth in Article  FOURTH and part 4, Article  FIFTH,  to apply to any such  repurchase,  redemption,  retirement,  cancellation  or acquisition of
Shares any funds or  property  of the  Trust,  or the  particular  Series of the
Trust, with respect to which such Shares are issued;

     (dd) in  general  to carry on any  other  business  in  connection  with or incidental to any of the foregoing powers, to do everything necessary,  suitable or proper for the  accomplishment of any purpose or the attainment of any object or the  furtherance  of any power  hereinbefore  set forth,  either  alone or in association  with  others,  and to do every  other  act or thing  incidental  or appurtenant  to or growing out of or connected  with the  aforesaid  business or purposes, objects or powers.

     The foregoing clauses shall be construed both as objectives and powers, and the  foregoing  enumeration  of  specific  powers  shall not be held to limit or restrict in any manner the general powers of the Trustees.  Any action by one or more of the  Trustees  in their  capacity as such  hereunder  shall be deemed an action on behalf of the Trust or the  applicable  Series and not an action in an individual capacity.

     5. No one dealing with the Trustees  shall be under any  obligation to make any  inquiry  concerning  the  authority  of  the  Trustees,  or to  see  to the application of any payments made or property transferred to the Trustees or upon their order.

     6. (a) The Trustees shall have no power to bind any Shareholder  personally or to  call  upon  any  Shareholder  for the  payment  of any  sum of  money  or assessment  whatsoever  other  than  such  as the  Shareholder  may at any  time personally agree to pay by way of subscription to any Shares or otherwise.  This paragraph shall not limit the right of the Trustees to assert claims against any shareholder  based upon the acts or  omissions  of such  shareholder  or for any other reason.

     (b) Whenever this  Declaration  of Trust calls for or permits any action to be taken by the  Trustees  hereunder,  such action  shall mean that taken by the
Board of Trustees  by vote of the  majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required by the 1940 Act.

     (c) The Trustees  shall  possess and  exercise any and all such  additional powers as are reasonably implied from the powers herein contained such as may be necessary  or  convenient  in the conduct of any business or  enterprise  of the
Trust,  to do and  perform  anything  necessary,  suitable,  or  proper  for the accomplishment  of any of the purposes,  or the attainment of any one or more of the objects,  herein enumerated,  or which shall at any time appear conducive to or expedient for the  protection or benefit of the Trust,  and to do and perform all other acts and things  necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees. Without limiting the generality of the foregoing,  except as otherwise provided herein or in the 1940
Act, the Trustees  shall not in any way be bound or limited by present or future laws or customs in regard to trust  investments,  but shall have full  authority and power to make any and all investments that they, in their discretion,  shall deem proper to accomplish the purpose of this Trust.

     (d) The Trustees shall have the power, to the extent not inconsistent  with the 1940 Act, to determine conclusively whether any moneys, securities, or other properties of the Trust are, for the purposes of this Trust, to be considered as capital or income and in what  manner any  expenses or  disbursements  are to be borne as  between  capital  and  income  whether  or not in the  absence of this provision  such moneys,  securities,  or other  properties  would be regarded as capital or income  and  whether or not in the  absence  of this  provision  such expenses or disbursements would ordinarily be charged to capital or to income.

     7. The  By-Laws of the Trust may  divide  the  Trustees  into  classes  and prescribe the tenure of office of the several  classes,  but no class of Trustee shall be elected for a period  shorter  than that from the time of the  election following  the  division  into  classes  until the next  meeting of Trustees and thereafter for a period shorter than the interval  between  meetings of Trustees or for a period  longer than five years,  and the term of office of at least one class shall expire each year.

     8. The  Shareholders  shall,  for any  lawful  purpose,  have the  right to inspect the  records,  documents,  accounts  and books of the Trust,  subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to whether  and to what  extent,  and at what  times and  places,  and  under  what conditions and regulations, such right shall be exercised.

     9. Any officer elected or appointed by the Trustees or by the  Shareholders or otherwise, may be removed at any time, with or without cause.

     10. The Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts,  to keep the books of the Trust outside of said  Commonwealth  at such places as may from time to time be designated by them.  Action may be taken by the Trustees without a meeting by unanimous  written  consent or by  telephone  or similar  method of communication.

     11.  Securities  held by the Trust  shall be voted in person or by proxy by the President or a  Vice-President,  or such officer or officers of the Trust or such other  agent of the Trust as the  Trustees  shall  designate  or  otherwise authorize by standing policies adopted by the Trustees for the purpose,  or by a proxy or proxies thereunto duly authorized by the Trustees.

     12. (a) Subject to the provisions of the 1940 Act, any Trustee,  officer or employee,  individually,  or any  partnership  of which any Trustee,  officer or employee  may be a  member,  or any  corporation  or  association  of which  any
Trustee,  officer or employee  may be an officer,  partner,  director,  trustee, employee or stockholder,  or otherwise may have an interest,  may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated;  provided that in such case a Trustee,  officer or employee or a  partnership,  corporation  or  association of which a Trustee, officer  or  employee  is a member,  officer,  director,  trustee,  employee  or stockholder  is so  interested,  such fact shall be disclosed or shall have been known to the Trustees including those Trustees who are not so interested and who are neither  "interested" nor "affiliated" persons as those terms are defined in the 1940 Act, or a majority  thereof;  and any Trustee who is so interested,  or who is also a director,  officer,  partner,  trustee, employee or stockholder of such other  corporation or a member of such partnership or association  which is so interested,  may be counted in  determining  the existence of a quorum at any meeting of the Trustees which shall  authorize any such contract or transaction, and may vote thereat to authorize  any such contract or  transaction,  with like force and effect as if he were not so interested.

     (b) Specifically,  but without  limitation of the foregoing,  the Trust may enter into a management or investment advisory contract or underwriting contract and other  contracts  with,  and may  otherwise do business  with any manager or investment  advisor for the Trust and/or principal  underwriter of the Shares of the Trust or any  subsidiary  or  affiliate  of any such  manager or  investment advisor and/or principal underwriter and may permit any such firm or corporation to enter  into  any  contracts  or other  arrangements  with any  other  firm or corporation relating to the Trust notwithstanding that the Trustees of the Trust may be composed in part of  partners,  directors,  officers or  employees of any such firm or  corporation,  and officers of the Trust may have been or may be or
become  partners,   directors,  officers  or  employees  of  any  such  firm  or corporation,  and in the  absence  of  fraud  the  Trust  and any  such  firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or  corporation  shall be  invalidated or in any way  affected  thereby,  nor shall any  Trustee  or  officer of the Trust be liable to the Trust or to any  Shareholder  or creditor  thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or  transaction;  provided  that nothing  herein shall protect any director or officer of the Trust  against any  liability  to the trust or to its security  holders  to which he would  otherwise  be subject by reason of willful misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties involved in the conduct of his office.

     (c) As used in this  paragraph the following  terms shall have the meanings set forth below:

     (i) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust,  any present or former Trustee,  partner,  Director or
officer  of  another  trust,  partnership,   corporation  or  association  whose
securities  are or were  owned by the  Trust or of which  the  Trust is or was a creditor and who served or serves in such  capacity at the request of the Trust, and the heirs, executors,  administrators,  successors and assigns of any of the foregoing;  however,  whenever  conduct by an  indemnitee  is  referred  to, the conduct shall be that of the original  indemnitee  rather than that of the heir, executor, administrator, successor or assignee;

     (ii) the term "covered  proceeding"  shall mean any threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  to which an  indemnitee is or was a party or is threatened to be made a  party  by  reason  of the  fact  or  facts  under  which  he or it is an indemnitee as defined above;

     (iii) the term  "disabling  conduct"  shall mean willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard of the duties  involved in the conduct of the office in question;

     (iv) the term "covered expenses" shall mean expenses (including  attorney's fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

     (v) the term  "adjudication  of  liability"  shall mean,  as to any covered proceeding  and  as to  any  indemnitee,  an  adverse  determination  as to  the indemnitee whether by judgment, order, settlement,  conviction or upon a plea of nolo contendere or its equivalent.

     (d) The Trust shall not indemnify any indemnitee  for any covered  expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

     (e) Except as set forth in paragraph (d) above,  the Trust shall  indemnify any indemnitee for covered  expenses in any covered  proceeding,  whether or not
there  is  an   adjudication   of   liability  as  to  such   indemnitee,   such
indemnification  by the  Trust  to be to the  fullest  extent  now or  hereafter permitted  by any  applicable  law  unless the  By-laws  limit or  restrict  the indemnification  to which any indemnitee may be entitled.  The Board of Trustees may adopt by-law provisions to implement subparagraphs (c), (d) and (e) hereof.

     (f) Nothing  herein shall be deemed to affect the right of the Trust and/or any  indemnitee  to  acquire  and  pay  for any  insurance  covering  any or all indemnities  to the extent  permitted by  applicable  law or to affect any other indemnification  rights to which any  indemnitee  may be  entitled to the extent permitted by applicable law. Such rights to indemnification shall not, except as otherwise provided by law, be deemed exclusive of any other rights to which such indemnitee may be entitled under any statute, By-Law, contract or otherwise.

     13. The Trustees are empowered, in their absolute discretion,  to establish the bases or times,  or both, for  determining  the net asset value per Share of any  Class and  Series  in  accordance  with the 1940 Act and to  authorize  the voluntary purchase by any Class and Series, either directly or through an agent, of Shares of any Class and Series  upon such terms and  conditions  and for such consideration  as the Trustees shall deem advisable in accordance  with the 1940
Act.

     14.  Payment  of the net asset  value  per  Share of any  Class and  Series properly  surrendered  to it for  redemption  shall be made by the Trust  within seven days, or as specified in any applicable law or regulation, after tender of such stock or request for redemption to the Trust for such purpose together with any additional documentation that may be reasonably required by the Trust or its transfer  agent to evidence the  authority of the tenderor to make such request, plus any period of time  during  which the right of the holders of the shares of such Class of that  Series to require  the Trust to redeem  such shares has been suspended. Any such payment may be made in portfolio securities of such Class of that  Series  and/or in cash,  as the  Trustees  shall  deem  advisable,  and no
Shareholder  shall have a right,  other than as determined  by the Trustees,  to have Shares redeemed in kind.

     15. The Trust shall have the right,  at any time,  without  prior notice to the  Shareholder  to redeem Shares of the Class and Series held by a Shareholder held in any account  registered in the name of such  Shareholder for its current net  asset  value,  for any  reason,  including,  but not  limited  to,  (i) the determination  that such redemption is necessary to reimburse either that Series or Class of the Trust or the distributor  (i.e.,  principal  underwriter) of the
Shares  for any loss  either  has  sustained  by reason of the  failure  of such
Shareholder  to make timely and good payment for Shares  purchased or subscribed
for  by  such  Shareholder,   regardless  of  whether  such  Shareholder  was  a
Shareholder at the time of such purchase or subscription,  (ii) the failure of a
Shareholder  to supply a tax  identification  number if required to do so, (iii)
the failure of a  Shareholder  to pay when due for the purchase of Shares issued to him and subject to and upon such terms and  conditions  as the  Trustees  may from time to time prescribe,  (iv) pursuant to authorization by a Shareholder to pay fees or make other payments to one or more third parties, including, without limitation,  any affiliate of the investment  advisor of the Trust or any Series thereof,  or (v) if the  aggregate  net  asset  value  of  all  Shares  of  such
Shareholder  (taken at cost or  value,  as  determined  by the  Board)  has been reduced below an amount  established  by the Board of Trustees from time to time as the minimum amount required to be maintained by Shareholders.

         ARTICLE EIGHTH - LICENSE
         --------------   -------

     The name "Oppenheimer"  included in the name of the Trust and of any Series
shall  be  used  pursuant  to  a   royalty-free,   non-exclusive   license  from
OppenheimerFunds,  Inc.  ("OFI"),  incidental  to and as part of any one or more advisory,  management or supervisory  contracts which may be entered into by the
Trust with OFI.  Such  license  shall  allow OFI to inspect  and  subject to the control of the Board of  Trustees  to control the nature and quality of services offered by the Trust under such name.  The license may be terminated by OFI upon termination  of such advisory,  management or  supervisory  contracts or without cause upon 60 days'  written  notice,  in which case  neither  the Trust nor any
Series or Class shall have any further  right to use the name  "Oppenheimer"  in its name or  otherwise  and the Trust,  the  Shareholders  and its  officers and
Trustees shall promptly take whatever action may be necessary to change its name and the names of any Series or Classes accordingly.

         ARTICLE NINTH - MISCELLANEOUS:
         -------------   -------------

     1. In case  any  Shareholder  or  former  Shareholder  shall  be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason,  the  Shareholder or former Shareholder (or the Shareholders' heirs, executors,  administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general  successor) shall be entitled out of the Trust estate to be held harmless from and  indemnified  against all loss and expense  arising from such liability.  The Trust shall,  upon request by the Shareholder,  assume the  defense of any such  claim  made  against  any  Shareholder  for any act or obligation of the Trust and satisfy any judgment thereon.

     2. It is hereby expressly declared that a trust is created hereby and not a partnership, joint stock association,  corporation,  bailment, or any other form of a legal  relationship  other than a trust, as  contemplated in  Massachusetts
General Laws Chapter 182. No individual  Trustee  hereunder shall have any power to bind the Trust unless so authorized by the  Trustees,  or to personally  bind the Trust's officers or any Shareholder.  All persons extending credit to, doing business  with,  contracting  with or having or asserting  any claim against the
Trust or the Trustees  shall look only to the assets of the  appropriate  Series for payment under any such credit,  transaction,  contract or claim; and neither the  Shareholders  nor the  Trustees,  nor any of their  agents,  whether  past, present  or  future,  shall  be  personally  liable  therefor;  notice  of  such disclaimer and agreement thereto shall be given in each agreement, obligation or instrument  entered into or executed by Trust or the  Trustees.  There is hereby expressly  disclaimed  Shareholder  and  Trustee  liability  for  the  acts  and obligations of the Trust.  Nothing in this  Declaration of Trust shall protect a
Trustee or officer  against any liability to which such Trustee or officer would otherwise  be  subject  by reason  of  willful  misfeasance,  bad  faith,  gross negligence  or reckless  disregard of the duties  involved in the conduct of the office of Trustee or of such officer hereunder.

     3. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable  care under the  circumstances  then  prevailing, shall be binding upon everyone  interested.  Subject to the provisions of part 2 of this Article  NINTH,  the Trustees shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing,  (a) Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant,  advisor,  administrator,  distributor or principal underwriter,  custodian or transfer, dividend disbursing,  Shareholder servicing or accounting  agent of the Trust,  nor shall any Trustee be responsible for the act or  omission  of any other  Trustee;  (b) the  Trustees  may take  advice of counsel or other  experts  with  respect to the meaning and  operations  of this
Declaration of Trust, applicable laws, contracts,  obligations,  transactions or any other  business the Trust may enter into,  and subject to the  provisions of part 2 of this  Article  NINTH,  shall  be  under  no  liability  for any act or omission in  accordance  with such advice or for failing to follow such  advice;
and (c) in discharging  their duties,  the Trustees,  when acting in good faith, shall be  entitled  to rely  upon the  books of  account  of the  Trust and upon written  reports  made to the  Trustees by any officer  appointed  by them,  any independent  public  accountant,  and (with respect to the subject matter of the contract involved) any officer,  partner or responsible  employee of a party who has been  appointed  by the  Trustees or with whom the Trust has entered  into a contract pursuant to Article SEVENTH. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     4. This Trust shall continue without  limitation of time but subject to the provisions of sub-sections (a) and (b) of this part 4.

(a)  Subject  to  applicable  Federal  and State law,  and  except as  otherwise provided in part 5 of this Article NINTH,  the Trustees,  with the Majority Vote of  Shareholders  of an  affected  Series or Class,  may sell and  convey all or substantially  all the assets of that Series or Class (which sale may be subject to the retention of assets for the payment of  liabilities  and expenses and may be in the form of a statutory  merger to the extent permitted by applicable law)
to another issuer or to another Series or Class of the Trust for a consideration which may be or include  securities  of such issuer or may merge or  consolidate with any other  corporation,  association,  trust, or other  organization or may sell,  lease,  or  exchange  all or a  portion  of the Trust  property  or Trust property  allocated or  belonging  to such Series or Class,  upon such terms and conditions and for such  consideration when and as authorized by such vote. Such transactions may be effected  through  share-for-share  exchanges,  transfers or sale of assets, shareholder in-kind redemptions and purchases,  exchange offers, or any other method  approved by the  Trustees.  Upon making  provision  for the payment of liabilities,  by assumption by such issuer or otherwise, the Trustees shall  distribute the remaining  proceeds  among the holders of the  outstanding
Shares of the Series or Class, the assets of which have been so transferred,  in proportion to the relative net asset value of such Shares.

(b)  Upon  completion  of the  distribution  of the  remaining  proceeds  or the remaining  assets as provided in sub-section (a) hereof or pursuant to part 3(d)
of Article  FOURTH,  as applicable,  the Series the assets of which have been so transferred  shall  terminate,  and if all the  assets of the Trust have been so transferred,  the Trust shall  terminate and the Trustees shall be discharged of any and all further  liabilities and duties  hereunder and the right,  title and interest of all parties shall be canceled and discharged.

     5.  Subject to  applicable  Federal and state law, the Trustees may without the  vote or  consent  of  Shareholders  cause  to be  organized  or  assist  in organizing one or more  corporations,  trusts,  partnerships,  limited liability
companies,   associations,  or  other  organization,   under  the  laws  of  any
jurisdiction,  to take over all or a portion of the Trust  property  or all or a portion of the Trust property  allocated or belonging to such Series or Class or to carry on any business in which the Trust shall  directly or  indirectly  have any interest,  and to sell,  convey and transfer the Trust property or the Trust property allocated or belonging to such Series or Class to any such corporation, trust, limited liability company,  partnership,  association, or organization in exchange for the shares or securities  thereof or  otherwise,  and to lend money to, subscribe for the shares or securities of, and enter into any contracts with
any  such  corporation,   trust,   partnership,   limited   liability   company,
association, or organization or any corporation,  partnership, limited liability company, trust,  association,  or organization in which the Trust or such Series or Class holds or is about to acquire shares or any other  interest.  Subject to applicable  Federal  and state  law,  the  Trustees  may also  cause a merger or consolidation  between the Trust or any successor thereto or any Series or Class thereof and any such corporation, trust, partnership, limited liability company, association, or other organization.  Nothing contained herein shall be construed as requiring  approval of shareholders for the Trustees to organize or assist in organizing one or more  corporations,  trusts,  partnerships,  limited liability companies,  associations,  or other  organizations  and selling,  conveying,  or transferring  the Trust  property  or a portion  of the Trust  property  to such organization  or entities;  provided,  however,  that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this part 5, Article  NINTH,  the Trust or any Series or Class thereof sells, conveys,  or  transfers  all or a  substantial  portion of its assets to another entity or merges or consolidates  with another entity.  Such transactions may be
effected  through  share-for-share  exchanges,   transfer  or  sale  of  assets,
shareholder  in-kind  redemptions and purchases,  exchange offers,  or any other approved by the Trustees.

     6.  The  original  or a  copy  of  this  instrument  and of  each  restated
declaration  of trust or  instrument  supplemental  hereto  shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each  supplemental  or restated  declaration of trust shall be filed with the Secretary of the  Commonwealth of  Massachusetts,  as well as any other  governmental  office where such filing may from time to time be required.
Anyone  dealing  with the Trust may rely on a  certificate  by an officer of the
Trust as to whether or not any such  supplemental  or restated  declarations  of trust  have  been  made and as to any  matters  in  connection  with  the  Trust hereunder,  and, with the same effect as if it were the original,  may rely on a copy certified by an officer of the Trust to be a copy of this  instrument or of any such supplemental or restated declaration of trust. In this instrument or in any such  supplemental  or restated  declaration  of trust,  references  to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed  to  refer  to  this  instrument  as  amended  or  affected  by any  such supplemental or restated  declaration of trust.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     7. The Trust set forth in this  instrument  is  created  under and is to be governed  by  and  construed  and  administered  according  to the  laws  of the
Commonwealth of Massachusetts.  The Trust shall be of the type commonly called a
Massachusetts  business trust, and without limiting the provisions  hereof,  the
Trust may exercise all powers which are ordinarily exercised by such a trust.

     8. In the event that any person advances the organizational expenses of the
Trust,  such  advances  shall become an  obligation of the Trust subject to such terms and  conditions  as may be fixed by, and on a date fixed by, or determined with criteria  fixed by the Board of Trustees,  to be amortized over a period or periods to be fixed by the Board.

     9. Whenever any action is taken under this  Declaration of Trust  including action which is required or  permitted  by the 1940 Act or any other  applicable law, such action shall be deemed to have been  properly  taken if such action is in accordance with the construction of the 1940 Act or such other applicable law then  in  effect  as  expressed  in "no  action"  letters  of the  staff  of the
Commission or any release,  rule,  regulation or order under the 1940 Act or any decision of a court of competent  jurisdiction,  notwithstanding that any of the foregoing  shall later be found to be invalid or otherwise  reversed or modified by any of the foregoing.

     10.  Any  action  which may be taken by the Board of  Trustees  under  this
Declaration of Trust or its By-Laws may be taken by the  description  thereof in the  then  effective  prospectus  and/or  statement  of  additional  information relating  to the  Shares  under  the  Securities  Act of  1933  or in any  proxy statement of the Trust rather than by formal resolution of the Board.

     11.  Whenever  under this  Declaration  of Trust,  the Board of Trustees is permitted  or required to place a value on assets of the Trust,  such action may be  delegated  by the Board,  and/or  determined  in  accordance  with a formula determined by the Board, to the extent permitted by the 1940 Act.

     12. The Trustee may, without the vote or consent of the Shareholders, amend or otherwise supplement this Declaration of Trust by executing or authorizing an officer of the Trust to execute on their behalf a Restated  Declaration of Trust or a Declaration of Trust  supplemental  hereto,  which  thereafter shall form a part hereof,  provided,  however, that none of the following amendments shall be effective  unless also  approved  by a Majority  Vote of  Shareholders:  (i) any amendment to parts 1, 3 and 4, Article  FIFTH;  (ii) any  amendment to this part
12,  Article NINTH;  (iii) any amendment to part 1, Article NINTH;  and (iv) any amendment to part 4(a),  Article  NINTH that would  change the voting  rights of
Shareholders  contained  therein.  Any amendment required to be submitted to the
Shareholders that, as the Trustees  determine,  shall affect the Shareholders of any Series or Class shall,  with respect to the Series or Class so affected,  be authorized  by vote of the  Shareholders  of that Series or Class and no vote of
Shareholders  of a Series or Class not affected by the amendment with respect to that Series or Class shall be required.  Notwithstanding  anything  else herein, any  amendment  to  Article  NINTH,  part  1  shall  not  limit  the  rights  to indemnification or insurance provided therein with respect to action or omission or indemnities or Shareholder indemnities prior to such amendment.

     13. The  captions  used herein are intended  for  convenience  of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.  As used herein,  the singular shall include the plural,  the masculine gender shall include the feminine and neuter, and the neuter  gender shall  include the  masculine  and  feminine,  unless the context otherwise requires.

IN WITNESS WHEREOF,  the undersigned have executed this instrument as of the 5th day of August, 2002.

                                                       [SIGNATURE LINES OMITTED]

1 The address of each nominee is 6803 S. Tucson Way, Englewood, CO 80112-3924.
2 If elected,  each Trustee will serve for an indefinite  term, until his or her resignation, death or removal.
3 The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
4 If elected,  Mr.  Murphy will serve for an indefinite  term,  until his or her resignation, death or removal.
5 Includes  shares owned by Mr. Murphy in other  Oppenheimer  Funds for which he serves as director or trustee.
6 The address of each Officer is 498 Seventh  Avenue,  New York, NY 10018 except for Messrs. Bishop and Wixted and Ms. Ives, whose address is 6803 S. Tucson Way,
Englewood, CO 80112-3924 .
7 Each Officer  serves for an  indefinite  term,  until his or her  resignation, death or removal.